Filed Pursuant to Rule 424(b)(2)
Registration No. 333-203074

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
6.875% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share	1,650,000(1)	$1,000	$1,650,000,000.00	$191,235.00(3)
Common Stock, par value $0.01 per share	17,187,555(2)	—	—	— (4)

(1)	Includes 150,000 shares of our 6.875% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share (“Mandatory Convertible Preferred Stock”), issuable upon exercise of the underwriters’ option to purchase additional shares of Mandatory Convertible Preferred Stock from us solely to cover overallotments, if any.
(2)	The number of shares of Common Stock, par value $0.01 per share (“Common Stock”) to be registered is based on the maximum number of shares of Common Stock into which 1,650,000 shares of Mandatory Convertible Preferred Stock can be converted, which is 10.4167 shares of Common Stock per share of Mandatory Convertible Preferred Stock as described in this prospectus supplement, or a maximum total of 17,187,555 shares of Common Stock. Pursuant to Rule 416, the number of shares of Common Stock registered includes an indeterminate number of additional shares of Common Stock that may be issued from time to time upon conversion of the shares of Mandatory Convertible Preferred Stock as a result of the anti-dilution provisions thereof.
(3)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in our Registration Statement on Form S-3 (File No. 333-203074).
(4)	Pursuant to Rule 457(i), there is no additional filing fee payable with respect to the shares of Common Stock issuable upon conversion of the shares of Mandatory Convertible Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 27, 2015)

1,500,000 Shares

Crown Castle International Corp.

6.875% Mandatory Convertible Preferred Stock, Series A

We are offering 1,500,000 shares of our 6.875% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share (“Mandatory Convertible Preferred Stock”).

Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors at an annual rate of 6.875% on the liquidation preference of $1,000.00 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock, par value $0.01 per share, or by delivery of any combination of cash and shares of our common stock on February 1, May 1, August 1 and November 1 of each year, commencing on November 1, 2017, and to, and including, August 1, 2020.

Each share of the Mandatory Convertible Preferred Stock will automatically convert on August 1, 2020, into between 8.6806 and 10.4167 shares of our common stock, subject to anti-dilution adjustments. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the average VWAP (as defined herein) per share of our common stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding the mandatory conversion date. At any time prior to August 1, 2020, holders may elect to convert each share of the Mandatory Convertible Preferred Stock into shares of our common stock at the minimum conversion rate of 8.6806 shares of our common stock per share of the Mandatory Convertible Preferred Stock, subject to anti-dilution adjustments; provided, however, that if holders elect to convert any shares of the Mandatory Convertible Preferred Stock during a specified period beginning on the effective date of a fundamental change (as defined herein), such shares of the Mandatory Convertible Preferred Stock will be converted into shares of our common stock at the fundamental change conversion rate (as defined herein), and the holders will also be entitled to receive a fundamental change dividend make-whole amount and accumulated dividend amount (each as defined herein).

We intend to use the net proceeds from this offering, together with the net proceeds from the Common Stock Offering (as defined herein) and the Debt Financing (as defined herein), to finance the proposed Lightower Acquisition (as defined herein) and to pay related fees and expenses. If for any reason the proposed Lightower Acquisition has not closed on or prior to June 29, 2018 or if an acquisition termination event (as defined herein) occurs, then we expect to use the net proceeds from this offering for general corporate purposes, which may include, in our sole discretion, the redemption of the Mandatory Convertible Preferred Stock as further described herein. See “Use of Proceeds.”

Concurrently with this offering, we have commenced the Common Stock Offering, which is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. The completion of this offering is not contingent on the completion of either the Common Stock Offering or the Debt Financing, and the completion of the Common Stock Offering is not contingent on the completion of either this offering or the Debt Financing. None of this offering, the Common Stock Offering or the Debt Financing (other than the Bridge Facility (as defined herein)) is contingent on the consummation of the proposed Lightower Acquisition. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Common Stock Offering or any debt that may be sold or placed in the proposed Debt Financing. See “Prospectus Supplement Summary—Recent Developments—Proposed Lightower Acquisition,” “Prospectus Supplement Summary—Recent Developments—Financing Transactions” and “Use of Proceeds.”

Prior to this offering, there has been no public market for the Mandatory Convertible Preferred Stock. We intend to apply to have the Mandatory Convertible Preferred Stock listed on the New York Stock Exchange under the symbol “CCI-PRA”. Our common stock is listed on the New York Stock Exchange under the symbol “CCI”. On July 20, 2017, the last reported sale price of our common stock on the New York Stock Exchange was $97.27 per share.

Investing in the Mandatory Convertible Preferred Stock involves risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement, page 3 of the accompanying prospectus and page 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as updated by reports and documents we file with the Securities and Exchange Commission that are incorporated by reference herein.

	Per Share	Total
Price to the public	$1,000.00	$1,500,000,000
Underwriting discount	$25.00	$37,500,000
Proceeds to Crown Castle International Corp. (before expenses)	$975.00	$1,462,500,000

We have granted the underwriters the option to purchase up to an additional 150,000 shares of Mandatory Convertible Preferred Stock from us solely to cover overallotments, if any, at the public offering price less the underwriting discount within 30 days from the date of this prospectus supplement. See “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Mandatory Convertible Preferred Stock to purchasers on or about July 26, 2017.

Joint Book-Running Managers:

Morgan Stanley	BofA Merrill Lynch	J.P. Morgan
Barclays		RBC Capital Markets

Senior Co-Managers:

Citigroup	Credit Agricole CIB	Mizuho Securities	TD Securities

Co-Managers:

Fifth Third Securities	MUFG	PNC Capital Markets LLC
SOCIETE GENERALE	SMBC Nikko	SunTrust Robinson Humphrey

Citizens Capital Markets	Wells Fargo Securities

Prospectus Supplement dated July 21, 2017

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date on the front of this prospectus supplement and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or the context otherwise requires, the terms “Crown Castle,” “we,” “our,” “the Company” and “us” refer to Crown Castle International Corp., a Delaware corporation, and its subsidiaries on a consolidated basis. The term “CCIC” refers to Crown Castle International Corp. and not to any of its subsidiaries.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, gives more general information about us and our debt securities and capital stock. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference in this prospectus supplement include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for our stock and other matters that are based on our management’s expectations as of the filing date of this prospectus supplement with the Securities and Exchange Commission (“SEC”). Statements contained in or incorporated by reference in this prospectus supplement that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (“Securities Act”). In addition, words such as “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe,” “expect,” “likely,” “predicted,” any variations of these words and similar expressions are intended to identify forward-looking statements. Such statements include plans, projections and estimates and are found at various places throughout this prospectus supplement and the documents incorporated by reference herein. Such forward-looking statements include (1) expectations regarding anticipated growth in the wireless industry, carriers’ investments in their networks, tenant additions, customer consolidation or ownership changes, or demand for our wireless infrastructure, (2) expectations regarding non-renewals of tenant leases (including the impact of our customers’ decommissioning of the former Leap Wireless, MetroPCS and Clearwire networks), (3) availability and adequacy of cash flows and liquidity for, or plans regarding, future discretionary investments including capital expenditures, (4) potential benefits of our discretionary investments, (5) anticipated growth in our financial results, including future revenues, margins, Adjusted EBITDA, segment site rental gross margin, segment network services and other gross margin, segment operating profit and operating cash flows, (6) expectations regarding our capital structure and the credit markets, our availability and cost of capital, or our ability to service our debt and comply with debt covenants and the benefits of any future refinancings, (7) expectations related to remaining qualified as a real estate investment trust (“REIT”) and the advantages, benefits or impact of, or opportunities created by, our REIT status, (8) the realization and utilization of our net operating loss carryforwards, (9) our dividend policy and the timing, amount, growth or tax characterization of any dividends, (10) expectations regarding the proposed Lightower Acquisition and the use of net proceeds from this offering, the Common Stock Offering and the Debt Financing and (11) our preliminary financial information as of and for the quarter and six months ended June 30, 2017.

Such forward-looking statements should, therefore, be considered in light of various risks, uncertainties and assumptions, including prevailing market conditions and other important factors, including those set forth in or incorporated by reference in this prospectus supplement. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include those factors described in the sections titled “Risk Factors” beginning on page S-15 of this prospectus supplement, page 3 of the accompanying prospectus and page 7 of our Annual Report on Form 10-K for the fiscal year ended

S-ii

December 31, 2016, as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the other documents incorporated by reference herein. Readers also should understand that it is not possible to predict or identify all such factors and that the risk factors as listed in our filings with the SEC should not be considered a complete statement of all potential risks and uncertainties. As used herein, the term “including,” and any variation thereof, means “including without limitation.” Unless the context otherwise requires, the use of the word “or” herein is not exclusive.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information from this prospectus supplement and may not contain all the information that may be important to you. Accordingly, you should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial data and related notes, before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section titled “Where You Can Find More Information” in this prospectus supplement. You should pay special attention to the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, to determine whether an investment in the Mandatory Convertible Preferred Stock is appropriate for you.

The Business

We own, operate and lease shared wireless infrastructure that has been acquired or constructed over time and is geographically dispersed throughout the United States and Puerto Rico (“U.S.”), and which, as of March 31, 2017, consisted of approximately (1) 40,000 towers (“towers”) and (2) 29,000 route miles of fiber (after giving effect to the Wilcon Acquisition (as defined herein)) primarily supporting small cell networks (collectively “small cells,” and, together with towers, “wireless infrastructure”). Our customers include AT&T, T-Mobile, Verizon Wireless and Sprint, who collectively accounted for approximately 86% of our site rental revenues for the three months ended March 31, 2017.

Our core business is providing access, including space or capacity, to our shared wireless infrastructure via long-term contracts in various forms, including licenses, subleases and lease agreements. We seek to increase our site rental revenues by adding more tenants on our shared wireless infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs. Site rental revenues represented approximately 84% of our consolidated net revenues for the three months ended March 31, 2017.

As of March 31, 2017, approximately 56% and 71% of our towers were located in the 50 and 100 largest U.S. basic trading areas, respectively, with a significant presence in each of the top 100 U.S. basic trading areas. As of March 31, 2017, we owned, including fee interests and perpetual easements, land and other property interests (collectively, “land”) on which over one-third of our towers segment site rental gross margin is derived, and we leased, subleased, managed or licensed the land on which over two-thirds of our towers segment site rental gross margin is derived.

As part of our effort to provide comprehensive wireless infrastructure solutions, we also offer certain network services relating to our wireless infrastructure, consisting of: (1) site development services relating to existing or new tenant equipment installations on our wireless infrastructure, including: site acquisition, architectural and engineering, or zoning and permitting; and (2) tenant equipment installation or subsequent augmentations.

Our principal executive offices are located at 1220 Augusta Drive, Suite 600, Houston, Texas 77057, and our telephone number is (713) 570-3000. We maintain an internet website at www.crowncastle.com. Except as stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus supplement or the accompanying prospectus, and no such information should be considered a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Wilcon Acquisition

On June 26, 2017, we completed our acquisition of Wilcon Holdings, LLC (“Wilcon”) for approximately $600 million in cash, subject to certain limited adjustments (“Wilcon Acquisition”). Wilcon is a fiber services provider with approximately 1,900 route miles of fiber, primarily in the greater Los Angeles and San Diego metropolitan areas. As of March 31, 2017, after giving effect to the Wilcon Acquisition, we owned or had rights to approximately 29,000 route miles of fiber primarily supporting small cell networks.

In connection with funding the Wilcon Acquisition, on May 1, 2017, we issued 4,750,000 shares of our common stock, par value $0.01 per share (“Prior Common Stock Offering”), and on May 1, 2017, we issued $350 million aggregate principal amount of 4.750% senior notes due 2047 (“Prior Senior Notes Offering”). We used the net proceeds from the Prior Common Stock Offering and a portion of the net proceeds from the Prior Senior Notes Offering to fund the Wilcon Acquisition.

Proposed Lightower Acquisition

On July 18, 2017, we and LTS Group Holdings LLC (“Lightower”) entered into an Agreement and Plan of Merger (“Merger Agreement”), pursuant to which we have agreed to acquire (“Lightower Acquisition”) all of the outstanding equity interests in Lightower. Lightower owns or has rights to approximately 32,000 route miles of fiber located primarily in top metro markets in the Northeast, including Boston, New York and Philadelphia. Following the completion of the Lightower Acquisition, we will own or have rights to approximately 60,000 route miles of fiber with a presence in all of the top 10 and 23 of the top 25 metro markets.

Under the terms of the Merger Agreement, we will pay a purchase price of approximately $7.1 billion in cash, subject to certain limited adjustments. The purchase price is based on an enterprise value net of indebtedness and cash, and following the Lightower Acquisition we will not assume any indebtedness of Lightower.

Completion of the Lightower Acquisition is subject to customary closing conditions, including (i) the absence of certain government proceedings or litigation related to the Lightower Acquisition, (ii) the receipt of governmental approvals with respect to the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iii) the attainment of certain regulatory approvals from the Federal Communications Commission and applicable state public service or public utilities commissions.

The Merger Agreement contains certain termination rights for both us and Lightower and further provides that, upon termination of the Merger Agreement under certain specified circumstances if certain regulatory approvals have not been obtained, we will be required to pay Lightower a termination fee. In addition, the Merger Agreement provides that, under certain circumstances, we will be required to pay Lightower additional consideration in the event that the closing date of the Lightower Acquisition occurs after December 31, 2017. We anticipate the Lightower Acquisition will be completed by the end of 2017.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to our Current Report on Form 8-K filed July 19, 2017 and incorporated herein by reference. Certain financial information of Lightower has been filed as Exhibit 99.2 to our Current Report on Form 8-K filed July 19, 2017 and incorporated herein by reference.

Financing Transactions

In addition to this offering, we expect to obtain or otherwise incur additional financing for the proposed Lightower Acquisition as described below.

Common Stock Offering. Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 36,500,000 shares of our common stock, plus up to 3,650,000 additional shares of our common stock that the underwriters of the Common Stock Offering have the option to purchase from us, in each case, at the public offering price of $96.00 per share, subject to market and other conditions (“Common Stock Offering”). For a description of certain of the terms of our common stock, see “Description of Capital Stock” and “Material United States Federal Income Tax Considerations.”

Debt Financing. Subsequent to this offering and, if completed, the Common Stock Offering, we expect to finance the remaining portion of the purchase price of the proposed Lightower Acquisition with proceeds from up to approximately $2.25 billion of additional indebtedness, which may include additional senior notes, borrowings under the revolving credit facility and/or borrowings under a 364-day senior unsecured bridge facility (“Bridge Facility”). We refer to any debt financing that we expect to incur to fund all or any portion of the proposed Lightower Acquisition, and to pay related fees and expenses, as the “Debt Financing.” If and to the extent this offering and/or the Common Stock Offering are not completed or are completed for less proceeds than anticipated, we would fund any shortfall with additional Debt Financing, which may include borrowings under the Bridge Facility. See “Description of Indebtedness.”

The completion of this offering is not contingent on the completion of either the Common Stock Offering or the Debt Financing. None of this offering, the Common Stock Offering or the Debt Financing (other than the Bridge Facility) is contingent on the consummation of the proposed Lightower Acquisition. We cannot assure you that we will complete the proposed Lightower Acquisition or any of the financing transactions on the terms contemplated by this prospectus supplement or at all.

In addition to the financing described above, if this offering or the Common Stock Offering is not completed (or results in aggregate net cash proceeds significantly less than contemplated in “Use of Proceeds”), we expect to pursue an amendment to our existing credit agreement (“Amendment”) to, among other things, modify certain financial maintenance covenants therein to accommodate the increase in our leverage from the consummation of the Debt Financing. We have also obtained a commitment from certain financial institutions in respect of a “backstop” senior unsecured credit facility (“Amendment Backstop Facility”) consisting of a revolving credit facility having aggregate commitments of $1.75 billion and a term loan facility in an aggregate principal amount equal to the aggregate principal amount of the term loans under our existing credit agreement, which facility will be available to us if we are unable to obtain, if needed, requisite consents from the lenders under our existing credit agreement to effect the Amendment. The proceeds of borrowings under the Amendment Backstop Facility, if any, will be used to prepay all outstanding borrowings under our existing credit agreement and, following any such prepayment, we would expect to terminate our existing credit agreement.

Second Quarter Financial Results

On July 19, 2017, we reported our unaudited financial results for the second quarter of 2017. We reported site rental revenues of $869 million for the second quarter of 2017 compared to site rental revenues of $805 million for the second quarter of 2016, and site rental revenues of $1.73 billion for the six months ended June 30, 2017 compared to site rental revenues of $1.60 billion for the six months ended June 30, 2016. We reported operating income of $259 million for the second quarter of 2017 compared to operating income of $231 million for the second quarter of 2016, and operating income of $515 million for the six months ended June 30, 2017 compared to operating income of $443 million for the six months ended June 30, 2016. We reported cash flows from operating activities of $934 million for the six months ended June 30, 2017 compared to cash flows from operating activities of $918 million for the six months ended June 30, 2016.

The tables below present highlights of our unaudited condensed consolidated financial results.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Statement of Operations Data:
Net revenues:
Site rental	$868,806	$804,600	$1,725,742	$1,603,893
Network services and other	169,529	157,809	328,535	292,899

Net revenues	1,038,335	962,409	2,054,277	1,896,792

Operating Expenses:
Costs of operations(a):
Site rental	269,285	252,852	534,302	505,472
Network services and other	104,622	95,867	203,430	176,838
General and administrative	97,736	91,386	198,460	188,967
Asset write-down charges	4,327	11,952	4,972	19,912
Acquisition and integration costs	8,250	3,141	13,900	8,779
Depreciation, amortization and accretion	295,615	276,026	584,164	553,901

Total operating expenses	779,835	731,224	1,539,228	1,453,869

Operating income (loss)	258,500	231,185	515,049	442,923
Interest expense and amortization of deferred financing costs	(141,769)	(129,362)	(276,256)	(255,740)
Gains (losses) on retirement of long-term obligations	—	(11,468)	(3,525)	(42,017)
Interest income	1,027	105	1,397	279
Other income (expense)	(1,106)	(518)	3,494	(3,791)

Income (loss) before income taxes	116,652	89,942	240,159	141,654
Benefit (provision) for income taxes	(4,538)	(3,884)	(8,907)	(7,756)

Net income (loss)	112,114	86,058	231,252	133,898
Dividends on preferred stock	—	(10,997)	—	(21,994)

Net income (loss) attributable to CCIC common stockholders	$112,114	$75,061	$231,252	$111,904

	Six Months Ended June 30,
	2017	2016
	(in thousands)
	(unaudited)	(unaudited)
Other Data:
Statement of Cash Flows Data:
Net cash provided by (used for) operating activities	$934,109	$918,181
Net cash provided by (used for) investing activities	(2,674,224)	(876,934)
Net cash provided by (used for) financing activities	1,371,477	(131,189)
Discontinued Operations:
Net cash provided by (used for) investing activities	—	113,150
Net increase (decrease) in cash and cash equivalents—discontinued operations:	—	113,150
Supplemental Disclosure of Cash Flow Information:
Payments for acquisitions of businesses, net of cash acquired	(2,103,503)	(493,932)
Capital expenditures	(563,361)	(392,997)
Interest paid	260,255	217,783
Income taxes paid	10,372	10,186

	June 30, 2017	December 31, 2016
	(in thousands)
	(unaudited)	(audited)
Balance Sheet Data (at period end):
Cash and cash equivalents	$199,663	$567,599
Property and equipment, net	10,507,736	9,805,315
Total assets(b)	24,483,624	22,675,092
Total debt and other long-term obligations(b)	13,841,265	12,171,142
Total CCIC stockholders’ equity	7,590,309	7,557,115

(a)	Exclusive of depreciation, amortization and accretion.
(b)	Balances reflect debt issuance costs as a direct reduction from the respective carrying amounts of debt, with the exception of debt issuance costs associated with the revolving credit facility.

We have not yet finalized our financial information as of or for the quarter and six months ended June 30, 2017. The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of CCIC’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 will include our unaudited financial statements for the quarter and six months ended June 30, 2017. Prospective investors should note that additional information on a number of matters will be included in our Quarterly Report on Form 10-Q, such as footnote disclosures associated with our financial results for the quarter and six months ended June 30, 2017. Our unaudited financial statements for the quarter and six months ended June 30, 2017 will not be available until after this offering is completed, and consequently will not be available to you prior to investing in this offering.

THE OFFERING

The summary below contains basic information about this offering and may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein before making an investment decision. As used in this section, “we,” “our” and “us” refer only to Crown Castle International Corp. and not to its consolidated subsidiaries.

Issuer	Crown Castle International Corp., a Delaware corporation.

Securities Offered	1,500,000 shares of our 6.875% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share (“Mandatory Convertible Preferred Stock”).

Public Offering Price	$1,000.00 per share of the Mandatory Convertible Preferred Stock.

Underwriters’ Option	We have granted the underwriters a 30-day option to purchase up to 150,000 additional shares of the Mandatory Convertible Preferred Stock from us solely to cover overallotments, if any, at the public offering price, less the underwriting discount.

Dividends	6.875% of the liquidation preference of $1,000.00 per share of the Mandatory Convertible Preferred Stock per annum. Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the first original issue date, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends, and, to the extent that we are legally permitted to pay dividends and our board of directors (which term, as used in this summary, includes an authorized committee of the board) declares a dividend with respect to the Mandatory Convertible Preferred Stock, we will pay such dividend in cash or, subject to certain limitations, in shares of our common stock or by delivery of any combination of cash and shares of our common stock, as determined by us in our sole discretion, on each dividend payment date; provided that any undeclared and unpaid dividends will continue to accumulate. Dividends that are declared will be payable on the dividend payment dates to holders of record of the Mandatory Convertible Preferred Stock on the immediately preceding January 15, April 15, July 15 and October 15 (each a “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. The expected dividend payable on the first dividend payment date is approximately $18.1424 per share. Each subsequent dividend is expected to be approximately $17.1875 per share. See “Description of Mandatory Convertible Preferred Stock—Dividends.”

If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average VWAP (as defined under “Description of Mandatory Convertible Preferred Stock—Definitions”) per share of our common stock over the five consecutive trading day period beginning on and including the seventh scheduled trading day prior to the applicable dividend payment date (“average price”), multiplied by 97%. In no event will the number of shares of our common stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $33.60, which amount represents approximately 35% of the initial price (as defined below) (subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as described below) (such dollar amount, as adjusted, “floor price”). To the extent that the amount of the declared dividend exceeds the product of the number of shares of our common stock delivered in connection with such declared dividend and 97% of the average price, we will, if we are legally able to do so, pay such excess amount in cash.

The initial price is $96.00, which equals the per share public offering price of our common stock in the Common Stock Offering (“initial price”).

Dividend Payment Dates	February 1, May 1, August 1 and November 1 of each year, commencing on November 1, 2017 and to, and including, the mandatory conversion date.

Acquisition Termination Redemption	If the proposed Lightower Acquisition has not closed on or before 5:00 p.m. (New York City time) on June 29, 2018, the Merger Agreement is terminated or if we determine in our reasonable judgment that the proposed Lightower Acquisition will not occur, we may, at our option, give notice of acquisition termination redemption to the holders of the Mandatory Convertible Preferred Stock. If we provide such notice, then, on the acquisition termination redemption date (as defined herein), we will be required to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption amount per share of Mandatory Convertible Preferred Stock equal to the acquisition termination make-whole amount described herein.

If redeemed, we will pay the acquisition termination make-whole amount in cash unless the acquisition termination share price described herein is greater than the initial price. If the acquisition termination share price is greater than the initial price, we will pay the acquisition termination make-whole amount in shares of common stock and cash, unless we elect, subject to certain limitations, to pay cash or shares of common stock in lieu of such amounts. See “Description of Mandatory Convertible Preferred Stock—Acquisition Termination Redemption.”

Other than pursuant to the provisions described in this prospectus supplement, the Mandatory Convertible Preferred Stock will not be redeemable by us. See “Description of Mandatory Convertible Preferred Stock—Acquisition Termination Redemption.”

Mandatory Conversion Date	August 1, 2020.

Mandatory Conversion	On the mandatory conversion date, each share of the Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert into shares of our common stock based on the conversion rate as described below.

If we declare a dividend for the dividend period ending on the mandatory conversion date, we will pay such dividend to the holders of record as of the immediately preceding record date, as described above. If, prior to the mandatory conversion date we have not declared all or any portion of the accumulated dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to the amount of such undeclared, accumulated and unpaid dividends (such amount, “additional conversion amount”) divided by the greater of the floor price and 97% of the average price. To the extent that the additional conversion amount exceeds the product of the number of additional shares and 97% of the average price, we will, if we are legally able to do so, declare and pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preferred Stock.

Conversion Rate

The conversion rate for each share of the Mandatory Convertible Preferred Stock will be not more than 10.4167 shares of our common stock and not less than 8.6806 shares of our common stock (“minimum conversion rate”), depending on the applicable market value of our common stock, as described below and subject to certain anti-dilution adjustments. The “applicable market value” of our common stock is the average VWAP per share of our common stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding the mandatory conversion date. The conversion rate will be calculated as described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion,” and the following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments.

Applicable market value of our common stock	Conversion rate (number of shares of our common stock to be received upon conversion of each share of the Mandatory Convertible Preferred Stock)
Greater than $115.20 (which is the threshold appreciation price)	8.6806 shares (approximately equal to $1,000.00 divided by the threshold appreciation price).
Equal to or less than $115.20 but greater than or equal to $96.00	Between 8.6806 and 10.4167 shares, determined by but dividing $1,000.00 by the applicable market value of our common stock.
Less than $96.00 (which is the initial price)	10.4167 shares (approximately equal to $1,000.00 divided by the initial price).

Conversion at the Option of the Holder	At any time prior to August 1, 2020, other than during a fundamental change conversion period (as defined below), holders of the Mandatory Convertible Preferred Stock have the right to elect to convert their shares of the Mandatory Convertible Preferred Stock in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into shares of our common stock at the minimum conversion rate of 8.6806 shares of our common stock per share of the Mandatory Convertible Preferred Stock as described under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder.” This minimum conversion rate is subject to certain anti-dilution adjustments.

If, as of the effective date of any early conversion (“early conversion date”), we have not declared all or any portion of the accumulated dividends for all dividend periods ending on a dividend payment date prior to such early conversion date, the conversion rate for such early conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of our common stock equal to such amount of undeclared, accumulated and unpaid dividends for such prior dividend periods, divided by the greater of the floor price and the average VWAP per share of our common stock over the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day immediately preceding the early conversion date (“early conversion average price”). To the extent that the cash amount of the undeclared, accumulated and unpaid dividends for all dividend periods ending on a dividend payment date prior to the relevant early conversion date exceeds the value of the product of the number of additional shares added to the conversion rate and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount

If a “fundamental change” (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to August 1, 2020, holders of the Mandatory Convertible Preferred Stock will have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into common stock at the “fundamental change conversion rate” during the period (“fundamental change conversion period”) beginning on the effective date of such fundamental change and ending on the date that is 20 calendar days after the effective date of such fundamental change (or, if earlier, the mandatory conversion date). The fundamental change conversion rate will be determined based on the effective date of the fundamental change and the price paid or deemed paid per share of our common stock in such fundamental change.

Holders who convert their Mandatory Convertible Preferred Stock within the fundamental change conversion period will also receive a “fundamental change dividend make-whole amount,” in cash or in shares of our common stock or any combination thereof, equal to the present value (computed using a discount rate of 3.25% per annum) of all remaining dividend payments on their shares of the Mandatory Convertible Preferred Stock (excluding any accumulated dividend amount (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount—Fundamental change dividend make-whole amount and accumulated dividend amount”)) from such effective date to, but excluding, the mandatory conversion date. If we elect to pay the fundamental change dividend make-whole amount in shares of our common stock in lieu of cash, the number of shares of our common stock that we will deliver will equal (x) the fundamental change dividend make-whole amount divided by (y) the greater of the floor price and 97% of the price paid, or deemed paid, per share of our common stock in the fundamental change.

In addition, to the extent that the accumulated dividend amount exists as of the effective date of the fundamental change, holders who convert their Mandatory Convertible Preferred Stock within the fundamental change conversion period will be entitled to receive such accumulated dividend amount in cash (to the extent we are legally permitted to do so) or shares of our common stock or any combination thereof, at our election, upon conversion. If we elect to pay the accumulated dividend amount in shares of our common stock in lieu of cash, the number of shares of our common stock that we will deliver will equal (x) the accumulated dividend amount divided by (y) the greater of the floor price and 97% of the price paid, or deemed paid, per share of our common stock in the transaction resulting in such fundamental change.

To the extent that the sum of the fundamental change dividend make-whole amount and accumulated dividend amount or any portion thereof paid in shares of our common stock exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the price paid or deemed paid, we will, if we are legally able to do so, pay such excess amount in cash. See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

Anti-Dilution Adjustments	The conversion rate may be adjusted in the event of, among other things: (1) share dividends or distributions; (2) certain issuances of common stock rights or warrants to purchase our common stock; (3) subdivisions or combinations of our common stock; (4) certain distributions of evidences of our indebtedness, shares of capital stock, securities, rights to acquire shares of our capital stock, cash or other assets, including spin-offs; (5) certain dividends or other distributions consisting exclusively of cash other than in connection with certain reorganization events, a voluntary or involuntary liquidation, dissolution or winding up, or a third party tender or exchange offer; and (6) certain self-tender or exchange offers for our common stock. See “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.”

Liquidation Preference	$1,000.00 per share of the Mandatory Convertible Preferred Stock.

Voting Rights	Except as specifically required by Delaware law or our Restated Certificate of Incorporation (“Charter”), which will include the Certificate of Designations (as defined below) for the Mandatory Convertible Preferred Stock, the holders of Mandatory Convertible Preferred Stock will have no voting rights.

Whenever dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for six or more dividend periods, whether or not consecutive, the authorized number of directors on our board of directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other preferred stock of equal rank having similar voting rights then outstanding, will be entitled, at our next annual meeting or at a special meeting of stockholders, to elect two directors to fill such newly created directorships created thereby, subject to certain limitations.

We will not, without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of the Mandatory Convertible Preferred Stock and all other preferred stock of equal rank having similar voting rights, voting together as a single class (1) amend or alter the provisions of our Charter or the Certificate of Designations so as to authorize or create, or increase the authorized amount of, any specific class or series of senior stock (as defined below); (2) amend, alter or repeal the provisions of our Charter or the Certificate of Designations so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or (3) consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity, unless in each case the Mandatory Convertible Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is replaced by preferred stock of the surviving or resulting entity, and the Mandatory Convertible Preferred Stock or such preferred stock, as the case may be, has terms, taken as a whole, not materially less favorable to holders, in each case subject to certain exceptions. For more information about voting rights, see “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

Ranking	The Mandatory Convertible Preferred Stock will rank with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution:

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senior to our common stock and each class or series of our capital stock established in the future unless the terms of such stock expressly provide that it will rank senior to, or on parity with, the Mandatory Convertible Preferred Stock;

•	on parity with each class or series of our capital stock established in the future the terms of which expressly provide that it will rank on parity with the Mandatory Convertible Preferred Stock;

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junior to each class or series of our capital stock established in the future the terms of which expressly provide that it will rank senior to the Mandatory Convertible Preferred Stock (“senior stock”); and

•	junior to our existing and future indebtedness.

For information concerning the ranking of the Mandatory Convertible Preferred Stock, see “Description of Mandatory Convertible Preferred Stock—Ranking.”

After giving effect to (i) the proposed Debt Financing (as contemplated in “Use of Proceeds” and “Capitalization”) and (ii) the Prior Senior Notes Offering and the application of the proceeds therefrom, as of March 31, 2017, we would have had a total of approximately $11.3 billion of outstanding indebtedness, all of which would have been unsecured, and our subsidiaries would have had a total of approximately $4.6 billion of outstanding indebtedness, all of which would have been secured. As of July 17, 2017, we had a total of approximately $2.1 billion of unused borrowing availability under our revolving credit facility. See “Prospectus Supplement Summary—Recent Developments.”

Restrictions on Ownership and Transfer of Mandatory Convertible Preferred Stock and our Common Stock	Our charter contains provisions that implement certain ownership limitations and transfer restrictions that are customary for the protection of our status as a REIT and a “domestically controlled qualified investment entity” for tax purposes. For more information about these limitations and restrictions, see “Description of Mandatory Convertible Preferred Stock—Ownership Limitations.”

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $1.460 billion (or approximately $1.606 billion if the underwriters exercise their option to purchase additional shares of the Mandatory Convertible Preferred Stock in full).

We intend to use the net proceeds from this offering, together with the net proceeds from the Common Stock Offering and the Debt Financing, to finance the proposed Lightower Acquisition and to pay related fees and expenses. If for any reason the proposed Lightower Acquisition is not consummated on or prior to June 29, 2018, or the Merger Agreement is terminated at any time prior to such date, then we expect to use the net proceeds of this offering for general corporate purposes, which may include, in our sole discretion, the redemption of the Mandatory Convertible Preferred Stock. See “Use of Proceeds” and “Description of Mandatory Convertible Preferred Stock—Acquisition Termination Redemption.”

Concurrent Common Stock Offering	Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 36,500,000 shares of our common stock, plus up to 3,650,000 additional shares of our common stock that the underwriters of the Common Stock Offering have the option to purchase from us, exercisable within 30 days from the date of the prospectus supplement for the Common Stock Offering, in each case, at the public offering price of $96.00 per share, subject to market and other conditions, in connection with the financing of the proposed Lightower Acquisition. For additional information, see “Description of Capital Stock.”

Material United States Federal Income Tax Considerations	The material United States federal income tax consequences of purchasing, owning and disposing of the Mandatory Convertible Preferred Stock and any common stock received upon conversion are described in “Material United States Federal Income Tax Considerations.”

Listing	We intend to apply to have the Mandatory Convertible Preferred Stock listed on the New York Stock Exchange under the symbol “CCI-PRA”. Our common stock is listed on the New York Stock Exchange under the symbol “CCI”.

Transfer Agent and Registrar	Computershare Inc. is the transfer agent and registrar for the Mandatory Convertible Preferred Stock.

Payment and Settlement	The Mandatory Convertible Preferred Stock is expected to be delivered against payment on July 26, 2017. The shares of the Mandatory Convertible Preferred Stock will be registered in the name of a nominee of The Depository Trust Company (“DTC”) in New York, New York. In general, beneficial ownership interests in the Mandatory Convertible Preferred Stock will be shown on, and transfers of these beneficial ownership interests will be effected only through, records maintained by DTC and its direct and indirect participants.

Immediately after the consummation of this offering, we will have 1,500,000 shares of Mandatory Convertible Preferred Stock issued and outstanding (or 1,650,000 if the underwriters’ option to purchase additional shares of Mandatory Convertible Preferred Stock is exercised in full). Immediately after the completion of the Common Stock Offering, we will have 402,615,856 shares of our common stock issued and outstanding. The number of shares of common stock to be outstanding immediately after the Common Stock Offering that appears in the preceding sentence is based on (i) 366,115,856 shares of our common stock outstanding as of July 17, 2017, plus (ii) the 36,500,000 shares of common stock that we are offering pursuant to the Common Stock Offering, but excluding:

•	3,650,000 shares of our common stock issuable on the exercise of the underwriters’ option to purchase additional shares of our common stock in the Common Stock Offering;

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up to 14,322,990 shares of our common stock (including up to 1,302,090 shares of our common stock if the underwriters in this offering exercise their option to purchase additional shares of Mandatory Convertible Preferred Stock in full), in each case assuming mandatory conversion based on an applicable market value of our common stock equal to the threshold appreciation price of $115.20 and subject to anti-dilution, make-whole and other adjustments, that would be issuable upon conversion of Mandatory Convertible Preferred Stock issued in this offering; and

•	an aggregate of 11,248,069 shares of our common stock reserved for issuance under our various stock compensation plans.

Risk Factors

See the “Risk Factors” sections beginning on page S-15 of this prospectus supplement, page 3 of the accompanying prospectus and page 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference herein, for a discussion of factors to which you should refer and carefully consider prior to making an investment in the Mandatory Convertible Preferred Stock.

RISK FACTORS

Investing in the Mandatory Convertible Preferred Stock involves risks. Before purchasing any shares of the Mandatory Convertible Preferred Stock, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein. For a further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by our annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks described below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In such a case, you may lose all or part of your investment in the Mandatory Convertible Preferred Stock.

Risks Relating to Our Business

The risks, uncertainties and assumptions associated with our business include:

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Our business depends on the demand for our wireless infrastructure, driven primarily by demand for wireless connectivity, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in the amount or change in the mix of carrier network investment may materially and adversely affect our business (including reducing demand for tenant additions or network services).

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A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of any of our limited number of customers may materially decrease revenues or reduce demand for our wireless infrastructure and network services.

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The business model for small cells contains certain differences from our traditional site rental business, resulting in different operational risks. If we do not successfully operate that business model or identify or manage those operational risks, such operations may produce results that are less than anticipated.

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Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

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We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•	As a result of competition in our industry, we may find it more difficult to achieve favorable rental rates on our new or renewing tenant leases.

•	New technologies may reduce demand for our wireless infrastructure or negatively impact our revenues.

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The expansion or development of our business, including through acquisitions, increased product offerings or other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results.

•	If we fail to retain rights to our wireless infrastructure, including the land interests under our towers, our business may be adversely affected.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	If we fail to comply with laws or regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

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If radio frequency emissions from wireless handsets or equipment on our wireless infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.

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Certain provisions of our restated certificate of incorporation, amended and restated by-laws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We may be vulnerable to security breaches that could adversely affect our operations, business and reputation.

Risks Relating to the Proposed Lightower Acquisition

The proposed Lightower Acquisition may not be completed within the expected timeframe, if at all, and the pendency of the proposed Lightower Acquisition could adversely affect our business, financial condition, results of operations and cash flows.

Completion of the proposed Lightower Acquisition is subject to the satisfaction (or waiver) of a number of conditions, many of which are beyond our control and may prevent, delay or otherwise negatively affect its completion. We cannot predict when these conditions will be satisfied, if at all. Failure to complete the proposed Lightower Acquisition would, and any delay in completing the proposed Lightower Acquisition could, prevent us from realizing the anticipated benefits from the proposed Lightower Acquisition. Additionally, if we fail to close the proposed Lightower Acquisition and are otherwise in breach of our obligations, we could be liable for damages. Finally, if we fail to close the proposed Lightower Acquisition before certain milestone dates in the Merger Agreement and/or the Merger Agreement is terminated due to a failure to obtain necessary regulatory approvals, we are obligated under the Merger Agreement to pay certain delay fees, or potentially, a break up fee to Lightower. The proposed Lightower Acquisition is expected to close by the end of 2017.

We may fail to realize all of the anticipated benefits of the proposed Lightower Acquisition or those benefits may take longer to realize than expected. We may also encounter significant difficulties in integrating Lightower’s business.

Our ability to realize the anticipated benefits of the proposed Lightower Acquisition will depend, to a large extent, on our ability to integrate the Lightower business into ours. The integration of an independent business into our business is a complex, costly and time-consuming process. As a result, we will be required to devote significant management attention and resources prior to closing to prepare for integrating, and we will be required to devote significant management attention and resources post-closing to integrate, Lightower’s business practices and operations with ours, including a larger fiber solutions business than we currently manage. The integration process may disrupt the businesses and, if implemented ineffectively, would restrict the realization of the full expected benefits. The failure to meet the challenges involved in integrating Lightower’s business and to realize the anticipated benefits of the transactions could cause an interruption of, or a loss of momentum in, the activities of the Company after the acquisition and could adversely affect our results of operations. In addition, we could also encounter additional transaction-related costs or other factors, which could cause dilution or decrease or delay the expected benefits of the proposed Lightower Acquisition and cause a decrease in the market price of our common stock and the Mandatory Convertible Preferred Stock.

Finally, if the Lightower Acquisition does not provide the level of contribution we currently anticipate, our expectation of increasing our quarterly dividend on our common stock would be negatively impacted.

If the proposed Lightower Acquisition is consummated and this offering or the Common Stock Offering is not completed (or results in aggregate net cash proceeds significantly less than contemplated by this prospectus supplement), we may incur a substantially greater amount of debt than we currently anticipate, including borrowings under the Bridge Facility. This additional debt could adversely affect our business, including by restricting our ability to engage in additional transactions or incur additional indebtedness or resulting in a downgrade or other adverse action with respect to our credit rating.

In connection with the proposed Lightower Acquisition, we expect to incur up to approximately $2.25 billion of additional indebtedness pursuant to the Debt Financing, and if and to the extent this offering and/or the Common Stock Offering are not completed or are completed for less proceeds than anticipated, we would fund any shortfall with additional Debt Financing, which may include borrowings under the Bridge Facility. In all cases, following the completion of the proposed Lightower Acquisition, we will continue to have a significant amount of debt outstanding. Our net consolidated borrowing costs, which cannot be predicted at this time, will depend on rates in effect from time to time, the structure of the debt, taxes and other factors. See “Risk Factors—Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated” beginning on page 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a discussion of certain risks related to the consequences a substantial level of debt could have on our business.

In addition, any borrowings under the Bridge Facility will mature 364 days after they are incurred. We may not be able to refinance borrowings under the Bridge Facility on favorable terms or at all before their maturity. In addition, the interest rate applicable to borrowings under the Bridge Facility will increase at the end of each three-month period after the borrowing date. Accordingly, we may incur additional interest expense if we are unable to refinance borrowings under the Bridge Facility before the interest rate increases take effect.

Our credit ratings impact the cost and availability of future borrowings and, accordingly, our cost of capital. Our credit ratings at any time will reflect each rating organization’s then opinion of our financial strength, operating performance and ability to meet our debt obligations. There can be no assurance that we will achieve a particular rating or maintain a particular rating in the future. Any reduction in our credit ratings may limit our ability to borrow at interest rates consistent with the interest rates that have been available to us prior to the proposed Lightower Acquisition, and may subject us to additional covenants under our debt instruments. Any impairment of our ability to obtain future financing on favorable terms could have an adverse effect on our ability to refinance the Bridge Facility, if drawn, with the issuance of debt securities or alternatives to the Bridge Facility on terms more favorable than under the Bridge Facility.

We are not providing pro forma financial statements reflecting the impact of the proposed Lightower Acquisition on our historical operating results.

Following the consummation of the proposed Lightower Acquisition, we will be required to file a Current Report on Form 8-K that contains audited balance sheet and income statement data for Lightower as of and for the then most recently ended fiscal year, as well as unaudited balance sheet and income statement information as of and for the then most recent interim period, in each case in accordance with SEC rules, and, based on that balance sheet and income statement data, pro forma financial statement information for those periods reflecting the estimated pro forma impact of the proposed Lightower Acquisition. While we have provided audited financial statements for Lightower as Exhibit 99.2 to our Current Report on Form 8-K filed on July 19, 2017, we do not expect to file a Current Report on Form 8-K with quarterly financial information for Lightower and pro forma financial statement information until after the closing of the proposed Lightower Acquisition and, as a result, we are not in a position at this time to include any pro forma financial statement information in this prospectus supplement. As a result, investors will be required to determine whether to participate in this offering without the benefit of the pro forma financial statement information.

It is possible that our experience in operating Lightower’s business will require us to adjust our expectations regarding the impact of the proposed Lightower Acquisition on our operating results.

Risks Relating to Our REIT Status

The risks, uncertainties and assumptions associated with our REIT status include:

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Future dividend payments to our stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then-current economic, credit market or equity market conditions will impact the availability or cost of such financing, which may hinder our ability to grow our per share results of operations.

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Remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the U.S. Internal Revenue Code of 1986, as amended (“Code”). Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.

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Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.

•	REIT related ownership limitations and transfer restrictions may prevent or restrict certain transfers of our capital stock.

The present U.S. federal income tax treatment of REITs is subject to change, possibly with retroactive effect, by legislative, judicial or administrative action at any time, and any such change might adversely affect our REIT status or benefits. For example, certain government officials, including members of the U.S. Congress and executive branch, have called for substantial changes to fiscal and tax policies, which may include comprehensive tax reform. We cannot predict the impact, if any, that these changes, if enacted, might have on our business. However, it is possible that such changes could adversely affect our business, including our REIT status.

Risks Relating to the Mandatory Convertible Preferred Stock and Common Stock

You will bear the risk of a decline in the market price of our common stock between the pricing date for the Mandatory Convertible Preferred Stock and the mandatory conversion date.

The number of shares of our common stock that you will receive upon mandatory conversion of the Mandatory Convertible Preferred Stock is not fixed but instead will depend on the applicable market value of our common stock, which is the average VWAP per share of our common stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding the mandatory conversion date. The aggregate market value of our common stock that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of the Mandatory Convertible Preferred Stock. Specifically, if the applicable market value of our common stock is less than the initial price of $96.00, the market value of our common stock that you would receive upon mandatory conversion of each share of the

Mandatory Convertible Preferred Stock will be less than the $1,000.00 liquidation preference, and an investment in the Mandatory Convertible Preferred Stock would result in a loss. Accordingly, you will bear the risk of a decline in the market price of our common stock. Any such decline could be substantial.

The opportunity for equity appreciation provided by your investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in our common stock.

The market value of each share of our common stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock on the mandatory conversion date will only exceed the liquidation preference of $1,000.00 per share of the Mandatory Convertible Preferred Stock if the applicable market value of our common stock exceeds the threshold appreciation price of $115.20. The threshold appreciation price represents an appreciation of 20% over the initial price. In this event, you would receive on the mandatory conversion date approximately 83.33% (which percentage is equal to the initial price divided by the threshold appreciation price) of the value of our common stock that you would have received if you had made a direct investment in our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in our common stock.

In addition, if the market value of our common stock appreciates and the applicable market value of our common stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of our common stock that you would receive upon mandatory conversion will only be equal to the aggregate liquidation preference of the Mandatory Convertible Preferred Stock, and you will realize no equity appreciation on our common stock.

Recent regulatory actions may adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.

Investors in, and potential purchasers of, the Mandatory Convertible Preferred Stock who employ, or seek to employ, a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Mandatory Convertible Preferred Stock to conduct a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock. This could, in turn, adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.

The adjustment to the conversion rate and the payment of the fundamental change dividend make-whole amount upon the occurrence of certain fundamental changes may not adequately compensate you.

If a fundamental change (as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to the mandatory conversion date, holders will be entitled to convert their Mandatory Convertible Preferred Stock during the fundamental change conversion period at the fundamental change conversion rate (in each case as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”). The fundamental change conversion rate represents an adjustment to the conversion rate otherwise applicable unless the share price is less than $20.00 above $400.00 (in each case, subject to adjustment). In addition, with respect to Mandatory Convertible Preferred Stock converted during the fundamental change conversion period, you will also receive, among other considerations, a fundamental change dividend make-whole amount. Although this adjustment to the conversion rate and the payment of the fundamental change dividend make-whole amount are designed to compensate you for the lost option value of the Mandatory

Convertible Preferred Stock and lost dividends as a result of a fundamental change, they are only an approximation of such lost value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, our obligation to adjust the conversion rate in connection with a fundamental change and pay the fundamental change dividend make-whole amount (whether in cash or shares of our common stock or any combination thereof) could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The Mandatory Convertible Preferred Stock is subject to redemption at our option upon the occurrence of an acquisition termination event or if the proposed Lightower Acquisition is not completed on or prior to 5:00 p.m. (New York City time) on June 29, 2018.

If the proposed Lightower Acquisition is not completed on or before 5:00 p.m. (New York City time) on June 29, 2018, or if an acquisition termination event (as defined herein) occurs, we will be entitled, but not required, to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption price equal to $1,000.00 per share of Mandatory Convertible Preferred Stock plus accumulated and unpaid dividends to the date of redemption or, in certain circumstances, at an early redemption price that includes a make-whole adjustment. Although the redemption price is designed to compensate you for the lost option value of your Mandatory Convertible Preferred Stock and lost dividends as a result of the acquisition termination redemption, it is only an approximation of such lost value and may not adequately compensate you for your actual loss.

The proceeds of this offering will not be deposited into an escrow account pending any acquisition termination redemption of the Mandatory Convertible Preferred Stock. Our ability to pay the redemption price to holders of the Mandatory Convertible Preferred Stock in connection with an acquisition termination redemption may be limited by our then-existing financial resources, and sufficient funds may not be available when necessary to make purchases of the Mandatory Convertible Preferred Stock following our election to redeem the Mandatory Convertible Preferred Stock.

The conversion rate of the Mandatory Convertible Preferred Stock may not be adjusted for all dilutive events that may adversely affect the market price of the Mandatory Convertible Preferred Stock or our common stock issuable upon conversion of the Mandatory Convertible Preferred Stock.

The number of shares of our common stock that you are entitled to receive upon conversion of the Mandatory Convertible Preferred Stock is subject to adjustment for stock splits and combinations, stock dividends and certain other transactions described in “Description of Mandatory Convertible Preferred Stock.” See “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments” for further discussion of anti-dilution adjustments. However, other events, such as employee and director option grants or offerings of our common stock or securities convertible into shares of our common stock (other than those set forth in “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments”) for cash or in connection with acquisitions, which may adversely affect the market price of our common stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Mandatory Convertible Preferred Stock. In addition, the terms of the Mandatory Convertible Preferred Stock do not restrict our ability to offer common stock or securities convertible into common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.

You will have no rights with respect to our common stock until the Mandatory Convertible Preferred Stock is converted, but you may be adversely affected by certain changes made with respect to our common stock.

You will have no rights with respect to our common stock, including voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on our common stock, if any (other than through a conversion rate adjustment), prior to the conversion date with respect to a conversion of the Mandatory Convertible Preferred Stock, but your investment in the Mandatory Convertible Preferred Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the conversion date. For example, in the event that an amendment is proposed to our Charter requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or rights of our common stock. See “Description of Capital Stock” for further discussion of our common stock.

You will have no voting rights except under limited circumstances.

You will have no voting rights, except with respect to certain amendments to the terms of the Mandatory Convertible Preferred Stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by Delaware law. You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages.

If dividends on any shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, the holders of shares of Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other classes or series of our preferred stock ranking equally with the Mandatory Convertible Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and having similar voting rights, will be entitled to elect a total of two additional members of our board of directors, subject to the terms and limitations described in the section of this prospectus supplement entitled “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

In certain circumstances where the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock are adversely affected thereby, holders of shares of the Mandatory Convertible Preferred Stock will have the right to vote with respect to certain amendments to our Charter or in connection with certain reclassifications, mergers or consolidation transactions. Holders of the Mandatory Convertible Preferred Stock will not be entitled to vote on our anticipated proposals to adopt REIT-related ownership limitations and transfer restrictions in our Charter (or the certificate of incorporation or other equivalent governing document of a successor entity) (which may be effected by merger or otherwise) but will be subject to any such provisions adopted and implemented. See “Description of Mandatory Convertible Preferred Stock—Voting Rights” and “Description of Mandatory Convertible Preferred Stock—Proposed Ownership Limitations.”

The Mandatory Convertible Preferred Stock will rank junior to all of our consolidated liabilities.

In the event of a bankruptcy, liquidation, dissolution or winding up, our assets will be available to pay obligations on the Mandatory Convertible Preferred Stock only after all of our consolidated liabilities have been paid. In the event of a bankruptcy, liquidation, dissolution or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Mandatory Convertible Preferred Stock then outstanding. As of March 31, 2017, we had a total of approximately $13.5 billion of outstanding indebtedness and, on an as-adjusted basis after giving effect to (i) the proposed Debt Financing (as contemplated in “Use of Proceeds” and “Capitalization”) and (ii) the Prior Senior Notes Offering, would have had approximately $15.9 billion of outstanding indebtedness. We have the ability to, and may incur, additional indebtedness in the future.

Our ability to declare and pay dividends on the Mandatory Convertible Preferred Stock may be limited.

Our declaration and payment of dividends on the shares of Mandatory Convertible Preferred Stock in the future will be determined by our board of directors (or an authorized committee thereof) in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity and other factors.

The agreements governing any of our and our subsidiaries’ existing or future indebtedness may limit our ability to declare and pay cash dividends on the shares of our capital stock, including the shares of Mandatory Convertible Preferred Stock. In the event that the agreements governing any such indebtedness restrict our ability to declare and pay dividends in cash on the shares of Mandatory Convertible Preferred Stock, we may be unable to declare and pay dividends in cash on the shares of Mandatory Convertible Preferred Stock unless we can repay or refinance the amounts outstanding under such agreements.

In addition, under Delaware law, our board of directors (or an authorized committee thereof) may only declare and pay dividends on shares of our capital stock out of our statutory “surplus” (which is defined as the amount equal to total assets minus total liabilities, in each case at fair market value, minus statutory capital), or if there is no such surplus, out of our net profits for the then current and/or immediately preceding fiscal year. Further, even if we are permitted under our contractual obligations and Delaware law to declare and pay cash dividends on the shares of Mandatory Convertible Preferred Stock, we may not have sufficient cash to declare and pay dividends in cash on the shares of Mandatory Convertible Preferred Stock.

If upon (i) mandatory conversion, (ii) an early conversion at the option of a holder or (iii) an early conversion upon a fundamental change, we have not declared and paid all or any portion of the accumulated dividends payable on the Mandatory Convertible Preferred Stock for specified periods, converting holders will receive an additional number of shares of our common stock having a market value generally equal to the amount of such undeclared, accumulated and unpaid dividends, subject to the limitations described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion,” “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder” and “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” respectively. In the case of mandatory conversion or conversion upon a fundamental change, if these limits to the adjustment of the conversion rate are reached, we will pay the shortfall in cash if we are legally permitted to do so and not restricted by the terms of our indebtedness at that time. We will not have an obligation to pay the shortfall in cash if these limits to the adjustment of the conversion rate are reached in the case of an early conversion at the option of the holder.

You may be subject to tax with respect to the Mandatory Convertible Preferred Stock even though you do not receive a corresponding cash distribution.

The conversion rate of the Mandatory Convertible Preferred Stock is subject to adjustment in certain circumstances. See “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.” If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you may be deemed to have received for U.S. federal income tax purposes a taxable distribution without the receipt of any cash. In addition, we may make distributions to holders of the Mandatory Convertible Preferred Stock that are paid in common stock. Any such distribution would be taxable to the same extent as a cash distribution of the same amount. In these circumstances and possibly others, a holder of Mandatory Convertible Preferred Stock may be subject to tax even though it has received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense. See “Material United States Federal Income Tax Considerations” for a further discussion of the U.S. federal tax implications for U.S. stockholders.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of Mandatory Convertible Preferred Stock to exercise their rights associated with a potential fundamental change.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a fundamental change were to occur on or prior to August 1, 2020, holders of the Mandatory Convertible Preferred Stock may have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a fundamental change dividend make-whole amount equal to the present value of all remaining dividend payments on their Mandatory Convertible Preferred Stock. See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” These features of the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

An active trading market for the Mandatory Convertible Preferred Stock does not exist and may not develop.

The Mandatory Convertible Preferred Stock is a new issue of securities with no established trading market. We intend to apply to have the Mandatory Convertible Preferred Stock listed on the New York Stock Exchange under the symbol “CCI-PRA”. Even if the Mandatory Convertible Preferred Stock is approved for listing on the New York Stock Exchange, such listing does not guarantee that a trading market for the Mandatory Convertible Preferred Stock will develop or, if a trading market for the Mandatory Convertible Preferred Stock does develop, the depth or liquidity of that market or the ability of the holders to sell the Mandatory Convertible Preferred Stock, or to sell the Mandatory Convertible Preferred Stock at a favorable price.

The price of the Mandatory Convertible Preferred Stock and common stock may be volatile.

We expect that generally the market price of our common stock will affect the market price of the Mandatory Convertible Preferred Stock more than any other single factor. The market price of our common stock may be influenced by many factors, some of which are beyond our control, including those described in this “Risk Factors” section and the following:

•	actual or anticipated fluctuations in our operating results or those of our competitors;

•	announcements by us or our competitors of new products, significant contracts, acquisitions or strategic investments;

•	our growth rate and the growth rates of our competitors;

•	the financial market and general economic conditions;

•	changes in stock market analyst recommendations regarding us, our competitors or the communications industry generally, or lack of analyst coverage of our common stock;

•	sales of our common stock by our executive officers, directors and significant stockholders or sales of substantial amounts of our common stock;

•	payment of dividends on the Mandatory Convertible Preferred Stock by delivery of shares of our common stock;

•	changes in accounting principles; and

•	changes in tax laws and regulations.

In addition, we expect that the market price of the Mandatory Convertible Preferred Stock will be influenced by yield and interest rates in the capital markets, the time remaining to the mandatory conversion date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the conversion rate. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of our common stock and Mandatory Convertible Preferred Stock. Any such arbitrage could, in turn, affect the market prices of our common stock and our Mandatory Convertible Preferred Stock.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock and thus the Mandatory Convertible Preferred Stock to decline.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, or the conversion of the Mandatory Convertible Preferred Stock or the payment of dividends on the Mandatory Convertible Preferred Stock in the form of shares of our common stock, or the perception that such conversions or dividends could occur, could cause the market price of our common stock and, thus, the market price of the Mandatory Convertible Preferred Stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $1.460 billion from the sale of the Mandatory Convertible Preferred Stock to the underwriters (or approximately $1.606 billion if the underwriters exercise their option to purchase additional shares of the Mandatory Convertible Preferred Stock in full), after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering, together with the net proceeds from the Common Stock Offering and the Debt Financing, to finance the proposed Lightower Acquisition and to pay related fees and expenses. If for any reason the proposed Lightower Acquisition is not consummated on or prior to June 29, 2018 or the Merger Agreement is terminated at any time prior to such date, then we expect to use the net proceeds from this offering for general corporate purposes, which may include, in our sole discretion, the redemption of the Mandatory Convertible Preferred Stock as described under “Description of Mandatory Convertible Preferred Stock—Acquisition Termination Redemption.” See “Prospectus Supplement Summary—Recent Developments—Proposed Lightower Acquisition.”

The following table outlines the expected sources and uses of funds for the proposed Lightower Acquisition. The table assumes that the proposed Lightower Acquisition and the financing transactions are completed simultaneously, although some or all of the financing transactions are expected to occur before completion of the proposed Lightower Acquisition.

Amounts in the following table are estimated. The actual amounts may vary from the estimated amounts set forth in the following table.

Sources of funds		Uses of funds
(in millions)
Cash	$0	Proposed Lightower Acquisition consideration	$7,100
This offering(1)	1,500	Transaction fees and expenses, including discounts and financing fees	150
Common Stock Offering(1)	3,504
Debt Financing(1)	2,246

Total sources of funds	$7,250	Total uses of funds	$7,250

(1)	Before discounts and expenses.

The estimated proceeds from this offering have been calculated based on the actual public offering price of $1,000.00 per share of Mandatory Convertible Preferred Stock.

To the extent that the aggregate proceeds from this offering and the Common Stock Offering are less than the aggregate amount set forth in the foregoing table, we intend to increase the amount of debt issued or borrowed in the Debt Financing (which may include borrowings under the Bridge Facility) in order to effect the proposed Lightower Acquisition. See “Prospectus Supplement Summary—Recent Developments—Financing Transactions.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2017:

•	on an actual basis;

•

on an as adjusted basis after giving effect to (i) this offering (but not the application of the net proceeds therefrom), (ii) the Prior Common Stock Offering and the application of the net proceeds therefrom, and (iii) the Prior Senior Notes Offering and the application of the net proceeds therefrom;

•

on an as further adjusted basis to also give effect to the Common Stock Offering (but not the application of the net proceeds therefrom) based on the actual public offering price of $96.00 per share; and

•

on an as further adjusted basis to also give effect to the Debt Financing (but not the application of the net proceeds therefrom), assuming no borrowings under the Bridge Facility and no additional borrowings under the revolving credit facility.

The following data are qualified in their entirety by our financial statements and other information incorporated by reference herein. You should read this table in conjunction with “Prospectus Supplement Summary—Recent Developments,” “Risk Factors” and “Use of Proceeds.” Investors in the Mandatory Convertible Preferred Stock should not place undue reliance on the as adjusted information included in this prospectus supplement because this offering is not contingent upon any of the transactions reflected in the adjustments included in the following information.

	Actual(6)	As Adjusted for this offering, the Prior Common Stock Offering and the Prior Senior Notes Offering(6)	As Further Adjusted for the Common Stock Offering(6)	As Further Adjusted for the Debt Financing(6)(7)
	(in thousands)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash and Cash Equivalents(1)	$205,192	$1,705,788	$5,209,788	$7,455,788

Long-Term Debt:
Credit facility:
Term loan A facility (maturing in January 2022)(2)	2,441,545	2,441,545	2,441,545	2,441,545
Revolving credit facility (maturing in January 2022)(2)	335,000	157,000	157,000	157,000
Senior Secured Notes, Series 2009-1(3)(4)	115,464	115,464	115,464	115,464
January 2010 Senior Secured Tower Revenue Notes(5)	1,244,704	1,244,704	1,244,704	1,244,704
August 2010 Senior Secured Tower Revenue Notes(5)	994,006	994,006	994,006	994,006
2015 Senior Secured Tower Revenue Notes(5)	988,278	988,278	988,278	988,278
3.400% Senior Notes due 2021	849,784	849,784	849,784	849,784
2.250% Senior Notes due 2021	694,441	694,441	694,441	694,441
4.875% Senior Notes due 2022	840,761	840,761	840,761	840,761
5.250% Senior Notes due 2023	1,637,626	1,637,626	1,637,626	1,637,626
3.849% Senior Secured Notes due 2023	991,625	991,625	991,625	991,625
4.450% Senior Notes due 2026	890,374	890,374	890,374	890,374
3.700% Senior Notes due 2026	742,112	742,112	742,112	742,112
4.000% Senior Notes due 2027	493,403	493,403	493,403	493,403
4.750% Senior Notes due 2047	—	341,162	341,162	341,162
Debt Financing(7)	—	—	—	2,231,000
Capital Leases and Other Obligations	233,850	233,850	233,850	233,850
Total Debt	$13,492,973	$13,656,135	$13,656,135	$15,887,135

Less Current Maturities and Short-Term Debt	$112,882	$112,882	$112,882	$112,882

Total Long-Term Debt	$13,380,091	$13,543,253	$13,543,253	$15,774,253

Total Crown Castle International Corp. Stockholders’ Equity	$7,363,480	$9,266,233	$12,682,703	$12,682,703

Total Capitalization	$20,856,453	$22,922,368	$26,338,838	$28,569,838

(1)	Exclusive of restricted cash and before any application of net proceeds of this offering, the Common Stock Offering and the Debt Financing. See “Use of Proceeds.” We intend to use the net proceeds of this offering, together with the net proceeds of the Common Stock Offering and the Debt Financing, to finance the proposed Lightower Acquisition and to pay related fees and expenses. In the event the proposed Lightower Acquisition is consummated, and after giving effect to the application of net proceeds as set forth in the preceding sentence, cash and cash equivalents would have been $188 million. See “Risk Factors—Risks Relating to the Proposed Lightower Acquisition.”
(2)	As of July 17, 2017, we had approximately $2.4 billion of outstanding indebtedness under the term loan A facility and approximately $350 million of outstanding indebtedness under the revolving credit facility, and we had approximately $2.1 billion of unused borrowing availability under the revolving credit facility.
(3)	Includes Senior Secured Notes, Series 2009-1, Class A-1 and Senior Secured Notes, Series 2009-1, Class A-2.
(4)	Excludes Senior Secured Notes, Series 2009-1, Class A-2 that have been repurchased by the Company. As of March 31, 2017, we had repurchased and held approximately $5.0 million of Senior Secured Notes, Series 2009-1, Class A-2.
(5)	If the Senior Secured Tower Revenue Notes are not repaid in full by their respective anticipated repayment dates in 2020, 2022 and 2025, as applicable, then substantially all of the cash flows of the issuers of such Senior Secured Tower Revenue Notes must be applied to make principal payments on the applicable series and class of Senior Secured Tower Revenue Notes thereafter. In addition, if the Senior Secured Tower Revenue Notes are not repaid in full by their respective anticipated repayment dates, then the interest rates on the applicable series and class of such Senior Secured Tower Revenue Notes will increase by the greater of (i) 5% per annum over their current rates or (ii) the amount, if any, by which the sum of the following exceeds the note rate for a class of Senior Secured Tower Revenue Notes: the yield to maturity on the applicable anticipated repayment date of the United States treasury security having a term closest to 10 years, plus 5%, plus the post-anticipated repayment date spread for such class of Senior Secured Tower Revenue Notes.
(6)	Balances reflect debt issuance costs as a direct reduction from the respective carrying amounts of debt, except debt issuance costs associated with the revolving credit facility.
(7)	In the event the proposed Lightower Acquisition is not consummated, we do not expect any of the proposed Debt Financing amounts to be outstanding, and we may elect to redeem the Mandatory Convertible Preferred Stock. See “Risk Factors—Risks Relating to the Proposed Lightower Acquisition” and “Use of Proceeds.”

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock trades on the New York Stock Exchange under the symbol “CCI”. The following table sets forth, for the periods indicated, the high and low sale prices per share of common stock as reported on the New York Stock Exchange and dividends paid per share.

	High	Low	Quarterly Cash Dividend Per Share of Common Stock
Fiscal year ended December 31, 2015
First quarter	$89.44	$78.57	$0.82
Second quarter	$87.46	$80.11	$0.82
Third quarter	$86.56	$75.78	$0.82
Fourth quarter	$88.18	$78.28	$0.885
Fiscal year ended December 31, 2016
First quarter	$88.46	$75.71	$0.885
Second quarter	$101.44	$85.59	$0.885
Third quarter	$102.82	$89.82	$0.885
Fourth quarter	$95.84	$79.38	$0.95
Fiscal year ending December 31, 2017
First quarter	$95.45	$83.96	$0.95
Second quarter	$104.68	$93.22	$0.95
Third quarter (through July 20, 2017)	$101.61	$93.14

On July 20, 2017, the last reported sale price of our common stock on the New York Stock Exchange was $97.27 per share. As of July 17, 2017, there were 366,115,856 shares of our common stock issued and outstanding.

We operate as a REIT for U.S. federal income tax purposes. To remain qualified and be taxed as a REIT, we will generally be required to distribute at least 90% of our REIT taxable income, after the utilization of any available net operating loss carryforwards (determined without regard to the dividends paid deduction and excluding net capital gain), each year to our stockholders.

We declared quarterly cash dividends of $0.95 per share in each of the fourth quarter of 2016 and the first two quarters of 2017. The quarterly dividend declared in the second quarter of 2017 was paid to stockholders on June 30, 2017. After the completion of the Lightower Acquisition, we anticipate that we will increase our annual common stock dividend rate, subject to approval by our board of directors, between $0.15 and $0.20 per share of common stock to reflect the expected contribution from Lightower. The declaration, amount and payment of any future dividends, however, are subject to the determination and approval of our board of directors based on then-current or anticipated future conditions, including our earnings, net cash provided by operating activities, capital requirements, financial condition, our relative market capitalization, our existing federal net operating loss carryforwards or other factors deemed relevant by our board of directors. See “Risk Factors—Risks Relating to Our REIT Status.” In addition, our ability to pay dividends is limited by the terms of our debt instruments under certain circumstances.

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND DIVIDENDS ON PREFERRED STOCK AND LOSSES ON PURCHASES OF PREFERRED STOCK

The following table sets forth our ratio of earnings to fixed charges, the excess of our earnings to cover fixed charges, our ratio of earnings to combined fixed charges and dividends on preferred stock and losses on purchases of preferred stock and the excess of our earnings to cover fixed charges and preferred stock dividends and losses on purchases of preferred stock for the periods indicated.

	Year Ended December 31,					Three Months Ended March 31,
	2012	2013	2014	2015	2016	2017
	(dollars in thousands)
Ratio of Earnings to Fixed Charges	1.1	1.3	1.4	1.6	1.5	1.6
Excess of Earnings to Cover Fixed Charges	$62,518	$249,169	$332,085	$469,024	$366,844	$121,314
Ratio of Earnings to Combined Fixed Charges and Dividends on Preferred Stock and Losses on Purchases of Preferred Stock	1.1	1.3	1.3	1.5	1.4	1.6
Excess of Earnings to Cover Fixed Charges and Preferred Stock Dividends and Losses on Purchases of Preferred Stock	$59,889	$237,806	$288,097	$425,036	$333,853	$121,314

For purposes of computing the ratios of earnings to fixed charges and earnings to combined fixed charges and dividends on preferred stock and losses on purchases of preferred stock, earnings represent income (loss) before income taxes and fixed charges less interest capitalized. Fixed charges consist of interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness, interest capitalized and the interest component of operating lease expense.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK

The following is a summary of certain provisions of our 6.875% Mandatory Convertible Preferred Stock, Series A, par value of $0.01 per share, which we refer to as our “Mandatory Convertible Preferred Stock”. A copy of the certificate of designations setting forth the terms of the Mandatory Convertible Preferred Stock, which we refer to as the “Certificate of Designations”, as well as our Amended and Restated Certificate of Incorporation, as heretofore amended, which we refer to as our “Charter”, is available upon request from us at the address set forth in the section of this prospectus supplement entitled “Where You Can Find More Information”. This description of the terms of the Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our Charter and the Certificate of Designations.

As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms “Crown Castle International Corp.”, “the Company”, “us”, “we” or “our” refer to Crown Castle International Corp. and not any of its subsidiaries.

General

Under our Charter, our board of directors is authorized, without further stockholder action, to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, in one or more series by filing a certificate of designations with the Secretary of State of the State of Delaware. Such certificate of designations may set forth the designations, powers, preferences and rights of the shares of each such series of preferred stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the redemption provisions, if any, the amount payable in the event of our voluntary or involuntary liquidation, winding-up or dissolution, the terms and conditions, if any, of conversion and the voting rights. As of the date of this prospectus supplement, no shares of preferred stock are outstanding. At the consummation of this offering, we will issue 1,500,000 shares of the Mandatory Convertible Preferred Stock. In addition, we have granted the underwriters an option to purchase up to 150,000 additional shares of the Mandatory Convertible Preferred Stock as described under “Underwriting”.

When issued, the Mandatory Convertible Preferred Stock and any common stock issued upon the conversion of the Mandatory Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for stock, obligations, warrants or other securities of ours of any class. Computershare Inc. serves as the transfer agent and registrar of our common stock and will serve as transfer agent, registrar and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.

Ranking

The Mandatory Convertible Preferred Stock, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, will rank:

•

senior to (i) our common stock and (ii) each other class or series of our capital stock established after the first original issue date of shares of the Mandatory Convertible Preferred Stock (which we refer to as the “initial issue date”) the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “junior stock”);

•

on parity with each class or series of our capital stock established after the initial issue date the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity stock”);

•

junior to each class or series of our capital stock established after the initial issue date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior stock”); and

•	junior to our existing and future indebtedness.

Dividends

Subject to the rights of holders of any class or series of our capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, holders of the Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum of 6.875% on the liquidation preference of $1,000.00 per share of the Mandatory Convertible Preferred Stock (equivalent to $68.75 per annum per share), payable in cash, by delivery of shares of our common stock or by delivery of any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the limitations described below). See “—Method of Payment of Dividends” below. Declared dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on February 1, May 1, August 1 and November 1 of each year, commencing on November 1, 2017 to and including the mandatory conversion date (as defined below) (each, a “dividend payment date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant dividend payment date to holders of record of the Mandatory Convertible Preferred Stock as they appear on our stock register at 5:00 p.m., New York City time, on the immediately preceding January 15, April 15, July 15 and October 15 (each, a “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. These record dates will apply regardless of whether a particular record date is a business day. A “business day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the initial issue date of the Mandatory Convertible Preferred Stock and will end on, and exclude, the November 1, 2017 dividend payment date. The amount of dividends payable on each share of the Mandatory Convertible Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for any period other than a full dividend period will be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of 12 30-day months). Accordingly, the dividend on the Mandatory Convertible Preferred Stock for the first dividend period, assuming the initial issue date is July 26, 2017 will be $18.1424 per share (based on the annual dividend rate of 6.875% and a liquidation preference of $1,000.00 per share) and will be payable, when, as and if declared, on November 1, 2017 to the holders of record thereof on October 15, 2017. The dividend on the Mandatory Convertible Preferred Stock for each subsequent dividend period, when, as and if declared, will be $17.1875 per share (based on the annual dividend rate of 6.875% and a liquidation preference of $1,000.00 per share). Accumulations of dividends on shares of the Mandatory Convertible Preferred Stock will not bear interest.

No dividend will be declared or paid upon, or any sum of cash or number of shares of our common stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Except as described above, dividends on shares of Mandatory Convertible Preferred Stock converted to common stock will cease to accumulate on the acquisition termination redemption date, the mandatory conversion date, the fundamental change conversion date or the early conversion date (each, as defined below), as applicable.

Our ability to declare and pay cash dividends and to make other distributions with respect to our capital stock, including the Mandatory Convertible Preferred Stock, may be limited by the terms of our and our subsidiaries’ existing and any future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See “Risk Factors—Risks Relating to the Mandatory Convertible Preferred Stock and Common Stock—Our ability to declare and pay dividends on the Mandatory Convertible Preferred Stock may be limited”.

So long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of junior stock, and no common stock or any other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock. See “Price Range of Common Stock and Dividend Policy”. The foregoing limitation shall not apply to: (i) any dividend or distribution payable in shares of common stock or other junior stock, (ii) purchases, redemptions or other acquisitions of common stock or other junior stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the share dilution amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the share dilution amount shall in no event exceed the share dilution amount; (iii) any dividends or distributions of rights in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iv) purchases of common stock or other junior stock pursuant to a contractually binding requirement to buy common stock or other junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan; or (v) the deemed purchase or acquisition of fractional interests in shares of our common stock or other junior stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged. The phrase “share dilution amount” means the increase in the number of diluted shares outstanding (determined in accordance with U.S. GAAP, and as measured from the initial issue date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any dividend payment date, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such parity stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Mandatory Convertible Preferred Stock and such parity stock bear to each other; provided that any unpaid dividends will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by our board of directors, or an authorized committee thereof, may be declared and paid on any securities, including our common stock, from time to time out of any funds legally available for such payment, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends. See “Price Range of Common Stock and Dividend Policy”.

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the shares of Mandatory Convertible Preferred Stock (whether for a current dividend period or any prior dividend period, including in connection with the payment of declared and unpaid dividends pursuant to the provisions described in “—Mandatory Conversion” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock; or

•	by delivery of any combination of cash and shares of our common stock.

We will make each payment of a declared dividend on the shares of Mandatory Convertible Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the Mandatory Convertible Preferred Stock notice of any such election and the portions of such payment that will be made in cash and in shares of our common stock no later than 10 scheduled trading days (as defined below) prior to the dividend payment date for such dividend; provided that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash.

If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the average VWAP per share of our common stock (as defined below) over the five consecutive trading day (as defined below) period beginning on and including the seventh scheduled trading day (as defined below) prior to the applicable dividend payment date (the “average price”).

No fractional shares of our common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in payment or partial payment of a dividend. We will instead pay a cash adjustment to each holder that would otherwise be entitled to receive a fraction of a share of our common stock based on the average price with respect to such dividend.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of, or for resales of, shares of our common stock issued as payment of a dividend on the shares of Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of ours for purposes of the Securities Act of 1933, as amended, and the rules and regulations thereunder. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of our common stock qualified or registered under applicable U.S. state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Notwithstanding the foregoing, in no event will the number of shares of our common stock to be delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $33.60, which amount represents 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below in “—Anti-dilution Adjustments” (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of our common stock delivered in connection with such declared dividend and (y) 97% of the average price, we will, if we are legally able to do so, pay such excess amount in cash.

Acquisition Termination Redemption

We expect to use the net proceeds from this offering to finance a portion of the Acquisition, as described under “Prospectus Supplement Summary—Recent Developments”. Within ten business days following the earlier of (a) the date on which an acquisition termination event (as defined below) occurs and (b) 5:00 p.m. (New York City time) on June 29, 2018, if the Acquisition has not closed on or prior to such time on such date, we will be entitled, but not required, in our sole discretion, to mail a notice of acquisition termination redemption to the holders of the Mandatory Convertible Preferred Stock (provided that, if the Mandatory Convertible Preferred Stock is held in book-entry form through the Depository Trust Company (“DTC”) we may give such notice in any manner permitted by DTC). If we provide notice of acquisition termination redemption to holders of the Mandatory Convertible Preferred Stock, then, on the acquisition termination redemption date (as defined below), we will be required to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption amount per share of Mandatory Convertible Preferred Stock equal to the acquisition termination make-whole amount (as defined below).

“Acquisition termination event” means either (1) the Merger Agreement (as such term is defined under “Prospectus Supplement Summary—Recent Developments”) is terminated or (2) we determine in our reasonable judgment that the Acquisition will not occur.

“Acquisition termination make-whole amount” means, for each share of Mandatory Convertible Preferred Stock, an amount in cash equal to $1,000.00 plus accumulated and unpaid dividends to the acquisition termination redemption date (whether or not declared); provided, however, that if the acquisition termination share price (as defined below) exceeds the initial price, the acquisition termination make-whole amount will equal the reference amount (as defined below).

The “acquisition termination share price” means the average VWAP per share of our common stock over the 10 consecutive trading day period ending on the trading day preceding the date on which we provide notice of acquisition termination redemption.

The “reference amount” means, for each share of Mandatory Convertible Preferred Stock, an amount equal to the sum of the following amounts:

(i)	a number of shares of our common stock equal to the acquisition termination conversion rate (as defined below); plus

(ii)	cash in an amount equal to the acquisition termination dividend amount (as defined below);

provided that we may pay cash in lieu of delivering all or any portion of the shares of our common stock set forth in clause (i) above, and we may deliver shares of our common stock in lieu of paying all or any portion of the cash amount set forth in clause (ii) above, in each case, as described below.

“Acquisition termination conversion rate” means a rate equal to the fundamental change conversion rate assuming for such purpose that the date on which we provide notice of acquisition termination redemption is the fundamental change effective date (as defined below) and that the share price (as defined below) is the acquisition termination share price.

“Acquisition termination dividend amount” means an amount of cash equal to the sum of (x) the fundamental change dividend make-whole amount and (y) the accumulated dividend amount, assuming in each case, for such purpose that the date on which we provide notice of acquisition termination redemption is the fundamental change effective date.

For a description of the terms fundamental change conversion rate, fundamental change dividend make-whole amount, accumulated dividend amount and share price, see “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

If the acquisition termination share price exceeds the initial price, we may pay cash in lieu of delivering all or any portion of the number of shares of our common stock equal to the acquisition termination conversion rate. If we make such an election, we will pay cash in an amount equal to such number of shares of our common stock in respect of which we have made this election multiplied by the acquisition termination market value.

In addition, if the acquisition termination share price exceeds the initial price, we may deliver shares of our common stock in lieu of paying cash for some or all of the acquisition termination dividend amount. If we make such an election, we will deliver a number of shares of our common stock equal to such portion of the acquisition termination dividend amount to be paid by delivery of shares of our common stock divided by the greater of the floor price and 97% of the acquisition termination market value; provided that, if the acquisition termination dividend amount or portion thereof in respect of which shares of our common stock are delivered exceeds the product of such number of shares of our common stock multiplied by 97% of the acquisition termination market value, we will, if we are legally able to do so, declare and pay such excess amount in cash.

“Acquisition termination market value” means the average VWAP per share of our common stock over the 20 consecutive trading day period commencing on and including the third trading day following the date on which we provide notice of acquisition termination redemption.

“Acquisition termination redemption date” means the date specified by us in our notice of acquisition termination redemption that is not less than 30 nor more than 60 days following the date on which we provide notice of such acquisition termination redemption; provided, that, if (a) the acquisition termination share price is greater than the initial price and (b)(i) we elect to pay cash in lieu of delivering all or any portion of the shares of our common stock equal to the acquisition termination conversion rate, or (ii) we elect to deliver shares of our common stock in lieu of paying all or any portion of the acquisition termination dividend amount in cash, then the acquisition termination redemption date will be also not earlier than the third business day following the last trading day of the 20 consecutive trading day period used to determine the acquisition termination market value.

The notice of acquisition termination redemption will specify, among other things:

•	the acquisition termination make-whole amount;

•

if the acquisition termination share price exceeds the initial price, the number of shares of our common stock and the amount of cash comprising the reference amount per share of Mandatory Convertible Preferred Stock (before giving effect to any election to pay or deliver, with respect to each share of Mandatory Convertible Preferred Stock, cash in lieu of all or a portion of the number of shares of our common stock equal to the acquisition termination conversion rate or shares of our common stock in lieu of all or a portion of cash in respect of the acquisition termination dividend amount);

•

if applicable, whether we will pay cash in lieu of delivering all or any portion of the number of shares of our common stock equal to the acquisition termination conversion rate comprising a portion of the reference amount (specifying, if applicable, the number of such shares of our common stock in respect of which cash will be delivered);

•

if applicable, whether we will deliver shares of our common stock in lieu of paying cash for all or any portion of the acquisition termination dividend amount comprising a portion of the reference amount (specifying, if applicable, the percentage of the acquisition termination dividend amount in respect of which shares of our common stock will be delivered in lieu of cash); and

•	the acquisition termination redemption date.

If any portion of the acquisition termination make-whole amount is to be paid by delivery of shares of our common stock, no fractional shares of our common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock. We will instead, to the extent we are legally permitted to do so, pay a cash amount to each holder that would otherwise be entitled to a fraction of a share of our common stock based on the average VWAP per share of our common stock over the five consecutive trading day period beginning on, and including, the seventh scheduled trading day immediately preceding the acquisition termination redemption date. If the acquisition termination redemption date occurs on or prior to the last trading day of such five consecutive trading day period, payment of the cash payable in lieu of delivery of fractional shares of our common stock shall be deferred until the business day immediately following the last trading day of such five consecutive trading day period. If more than one share of Mandatory Convertible Preferred Stock is to be redeemed from a holder, the number of shares of our common stock issuable in connection with the payment of the reference amount shall be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so redeemed. The provisions with respect to delivery of our common stock in lieu of cash set forth in the penultimate paragraph of “—Method of Payment of Dividends” shall apply to any delivery of shares of our common stock upon an acquisition termination redemption.

All cash payments to which a holder of the Mandatory Convertible Preferred Stock is entitled in connection with an acquisition termination redemption will be rounded to the nearest cent.

While we expect to use the net proceeds from this offering in connection with the Acquisition, there is no guarantee that the Acquisition will be consummated and if it is not consummated, we may use the proceeds from this offering for other purposes. We may, in our sole discretion, determine to redeem the Mandatory Convertible Preferred Stock as described above. The proceeds of this offering will not be deposited into an escrow account pending any acquisition termination redemption of the Mandatory Convertible Preferred Stock. Our ability to pay the acquisition termination make-whole amount to holders of the Mandatory Convertible Preferred Stock in connection with an acquisition termination redemption may be limited by our then-existing financial resources, and sufficient funds may not be available when necessary to make any required purchases of the Mandatory Convertible Preferred Stock following our election to redeem the Mandatory Convertible Preferred Stock.

Other than pursuant to the acquisition termination redemption provisions described above, the Mandatory Convertible Preferred Stock will not be redeemable.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000.00 per share of the Mandatory Convertible Preferred Stock (the “liquidation preference”), plus an amount (the “liquidation dividend amount”) equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our stockholders, after satisfaction of liabilities owed to our creditors and holders of shares of any senior stock and before any payment or distribution is made to holders of junior stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to (1) the liquidation preference plus the liquidation dividend amount on the shares of Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for liquidation, winding up or dissolution) on, all parity stock are not paid in full, the holders of the Mandatory Convertible Preferred Stock and all holders of any other such parity stock will share equally and ratably in any distribution of our assets in proportion to their liquidation preference and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment to any holder of Mandatory Convertible Preferred Stock of the full amount of the liquidation preference and the liquidation dividend amount for such holder’s shares of Mandatory Convertible Preferred Stock, such holder of the Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets. See “—General” and “Risk Factors—Risks Relating to the Mandatory Convertible Preferred Stock and Common Stock—The Mandatory Convertible Preferred Stock will rank junior to all of our consolidated liabilities”.

Neither the sale of all or substantially all of our assets, nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

Our Charter, including the Certificate of Designations for the Mandatory Convertible Preferred Stock, does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Mandatory Convertible Preferred Stock even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Mandatory Convertible Preferred Stock will not have any voting rights except as described below and as specifically required by Delaware law from time to time.

Whenever dividends on any shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled, at our next annual meeting or at a special meeting of stockholders, to fill such newly created directorships by electing two additional directors (the “preferred stock directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that our board of directors shall, at no time, include more than two preferred stock directors. In the event of a nonpayment, the holders of record of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock may request that a special meeting of stockholders be called to elect such preferred stock directors (provided, however, that if our next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such preferred stock directors, to the extent otherwise permitted by our bylaws, will be included in the agenda for and will be held at such scheduled annual or special meeting of stockholders). The preferred stock directors will stand for reelection annually, and at each subsequent annual meeting of the stockholders, so long as the holders of the Mandatory Convertible Preferred Stock continue to have such voting rights.

At any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to elect preferred stock directors, the holders of record of a majority of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of voting preferred stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the Mandatory Convertible Preferred Stock and other voting preferred stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the preferred stock directors.

As used in this prospectus supplement, “voting preferred stock” means any series of our preferred stock, in addition to the Mandatory Convertible Preferred Stock, ranking equally with the Mandatory Convertible Preferred Stock either as to dividends or to the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other voting preferred stock voted.

If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full (a “nonpayment remedy”), the holders of the Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of the Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election of preferred stock directors after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.

So long as any shares of the Mandatory Convertible Preferred Stock are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Mandatory Convertible Preferred Stock and all other series of voting preferred stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or by vote at an annual or special meeting of such stockholders:

(1)	amend or alter the provisions of our Charter or the Certificate of Designations for the Mandatory Convertible Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of senior stock; or

(2)	amend, alter or repeal any provision of our Charter or the Certificate of Designations for the Mandatory Convertible Preferred Stock so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or

(3)	consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock, or a merger or consolidation of us with another entity, unless in each case: (i) the shares of the Mandatory Convertible Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or the Mandatory Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred stock of the surviving or resulting entity or its ultimate parent; and (ii) such shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preferred stock, as the case may be, have rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction (any such preferred stock being referred to herein as “qualifying preferred stock”), provided, however, that (1) any increase in the amount of our authorized but unissued shares of our preferred stock, (2) any increase in the amount of our authorized Mandatory Convertible Preferred Stock or the issuance of any additional shares of the Mandatory Convertible Preferred Stock or (3) the authorization or creation of any class or series of parity or junior stock, any increase in the amount of authorized but unissued shares of such class or series of parity or junior stock or the issuance of additional shares of such class or series of parity or junior stock will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote of holders of the Mandatory Convertible Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock, then only the series of voting preferred stock adversely affected and entitled to vote shall vote as a class in lieu of all other series of voting preferred stock.

Without the consent of the holders of the Mandatory Convertible Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock, and limitations and restrictions thereof, we may amend, alter, supplement, or repeal any terms of the Mandatory Convertible Preferred Stock for the following purposes:

•

to cure any ambiguity or mistake, or to correct or supplement any provision contained in the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock that may be defective or inconsistent with any other provision contained in such Certificate of Designations;

•

to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of our Charter or the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock; or

•	to waive any of our rights with respect thereto;

provided that any such amendment, alteration, supplement or repeal of any terms of the Mandatory Convertible Preferred Stock effected in order to conform the terms thereof to the description of the terms of the Mandatory Convertible Preferred Stock set forth under “Description of Mandatory Convertible Preferred Stock” in this prospectus supplement shall be deemed not to adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Mandatory Convertible Preferred Stock.

Ownership Limitations

To facilitate our continued qualification as a REIT under the Internal Revenue Code of 1986, as amended (“Code”), our Charter contains ownership limitations and transfer restrictions on our capital stock. Our Charter provides that, among other things and subject to certain exceptions, no person (as defined in our Charter) may beneficially or constructively own, or be deemed to beneficially or constructively own by virtue of the attribution provisions of the Code, more than 9.8%, by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock (which restriction we refer to as the “common stock ownership limit”), or 9.8% in aggregate value of the outstanding shares of all classes and series of our capital stock, including our common stock and the Mandatory Convertible Preferred Stock (which restriction we refer to as the “aggregate stock ownership limit”).

Pursuant to our Charter, if there is any purported transfer of our capital stock or other event or change of circumstances that, if effective, would violate any of the ownership limitations and transfer restrictions on our capital stock, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our capital stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the “purported transferee.” No purported transferee will acquire any rights in such shares and any dividend or other distribution paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in our Charter, then the transfer of the excess shares will be automatically void and of no force or effect.

Shares of our capital stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price on the day of such event and (ii) the market price of the shares on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. We may reduce the amount payable to the purported transferee by the amount of dividends or other distributions that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. We will pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any dividends or other distributions that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions held by the trustee with respect to such capital stock. In addition, if prior to discovery by us that shares of our capital stock have been transferred to a trust, such shares of capital stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount will be paid to the trustee upon demand and immediately paid to the charitable beneficiary. The purported transferee will have no rights in the shares held by the trustee.

The REIT-related ownership provisions of our Charter could have the effect of delaying, deferring or preventing a takeover or other transaction in which stockholders might receive a premium for their shares over the then prevailing market price or which stockholders might believe to be otherwise in their best interest.

Our board of directors, in its sole discretion, may (prospectively or retroactively) exempt a person from the aggregate stock ownership limit and common stock ownership limit described above and may establish different limits on ownership for any such person (which we refer to as an “excepted holder limit”) and (prospectively or retroactively) increase any excepted holder limit with respect to any person, subject to such terms, conditions, representations and undertakings as our board of directors deems appropriate.

For additional and more detailed information, please see “Description of Capital Stock-Ownership Limitations and Transfer Restrictions” in the accompanying prospectus.

Mandatory Conversion

Each share of the Mandatory Convertible Preferred Stock, unless previously converted or redeemed as described under “—Acquisition Termination Redemption”, will automatically convert on August 1, 2020 (the “mandatory conversion date”), into a number of shares of our common stock equal to the conversion rate described below. If we declare a dividend for the dividend period ending on the mandatory conversion date, we will pay such dividend to the holders of record as of the immediately preceding record date, as described above under “—Dividends”. If on or prior to the mandatory conversion date we have not declared all or any portion of the accumulated dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to the amount of such undeclared, accumulated and unpaid dividends (the “additional conversion amount”) divided by the greater of the floor price and 97% of the average price. To the extent that the additional conversion amount exceeds the product of the number of additional shares and 97% of the average price, we will, if we are legally able to do so, declare and pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preferred Stock.

The conversion rate, which is the number of shares of our common stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock on the mandatory conversion date, will, subject to adjustment as described above for any additional conversion amount or as described in “—Anti-dilution Adjustments” below, be as follows:

•

if the applicable market value of our common stock is greater than $115.20 (the “threshold appreciation price”), then the conversion rate will be 8.6806 shares of our common stock per share of the Mandatory Convertible Preferred Stock (the “minimum conversion rate”), which is approximately equal to $1,000.00 divided by the threshold appreciation price;

•

if the applicable market value of our common stock is less than or equal to the threshold appreciation price but greater than or equal to $96.00 (the “initial price”, which equals the per share public offering price of our common stock in the Common Stock Offering), then the conversion rate will be equal to $1,000.00 divided by the applicable market value of our common stock, which will be between 8.6806 and 10.4167 shares of our common stock per share of the Mandatory Convertible Preferred Stock; or

•

if the applicable market value of our common stock is less than the initial price, then the conversion rate will be 10.4167 shares of our common stock per share of the Mandatory Convertible Preferred Stock (the “maximum conversion rate”), which is approximately equal to $1,000.00 divided by the initial price.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates”. The fixed conversion rates, the initial price, the threshold appreciation price and the applicable market value are each subject to adjustment as described above for any additional conversion amount or as described in “—Anti-dilution Adjustments” below.

Hypothetical Conversion Values Upon Mandatory Conversion

For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of the Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of the Mandatory Convertible Preferred Stock at various applicable market values for our common stock. The table assumes that there will be no conversion adjustments as described above for any additional conversion amount or as described below in “—Anti-dilution Adjustments” and that dividends on the Mandatory Convertible Preferred Stock will be paid in cash and not in additional shares of our common stock. The actual applicable market value of our common stock may differ from those set forth in the table below. Given an initial price of $96.00 and a threshold appreciation price of $115.20, a holder of the Mandatory Convertible Preferred Stock would receive on the mandatory conversion date the number of shares of our common stock per share of the Mandatory Convertible Preferred Stock set forth below:

Applicable market value of our common stock	Number of shares of our common stock to be received upon mandatory conversion	Conversion value (applicable market value multiplied by the number of shares of our common stock to be received upon mandatory conversion)
$70.00	10.4167	$729.17
$80.00	10.4167	$833.34
$90.00	10.4167	$937.50
$96.00	10.4167	$1,000.00
$100.00	10.0000	$1,000.00
$105.00	9.5238	$1,000.00
$110.00	9.0909	$1,000.00
$115.20	8.6806	$1,000.00
$120.00	8.6806	$1,041.67
$140.00	8.6806	$1,215.28
$160.00	8.6806	$1,388.89

Accordingly, if the applicable market value of our common stock is greater than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be greater than the $1,000.00 liquidation preference of a share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value for our common stock is equal to or greater than the initial price and equal to or less than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be equal to the $1,000.00 liquidation preference of a share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value of our common stock is less than the initial price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $1,000.00 liquidation preference of a share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock.

Definitions

“Applicable market value” means the average VWAP per share of our common stock over the 20 consecutive trading day period (the “settlement period”) beginning on and including the 22nd scheduled trading day immediately preceding the mandatory conversion date.

The “threshold appreciation price” represents a 20% appreciation over the initial price.

A “trading day” is a day on which our common stock:

•

is not suspended from trading, and on which trading in our common stock is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and

•	has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock;

provided that if our common stock is not traded on any such exchange, association or market, “trading day” means any business day.

A “scheduled trading day” is any day that is scheduled to be a trading day.

“VWAP” per share of our common stock on any trading day means the per share volume-weighted average price as displayed on Bloomberg page “CCI <EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, “VWAP” means the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “average VWAP” means the average of the VWAPs for each trading day in the relevant period.

Conversion at the Option of the Holder

Other than during a fundamental change conversion period (as defined below in “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), holders of the Mandatory Convertible Preferred Stock will have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), at any time prior to the mandatory conversion date, into shares of our common stock at the minimum conversion rate of 8.6806 shares of our common stock per share of the Mandatory Convertible Preferred Stock, subject to adjustment as described in “—Anti-dilution Adjustments” below.

If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated dividends for all dividend periods ending on a dividend payment date prior to such early conversion date, the conversion rate for such early conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of our common stock equal to the amount of undeclared, accumulated and unpaid dividends for such prior dividend periods, divided by the greater of the floor price and the average VWAP per share of our common stock over the 20 consecutive trading day period (the “early conversion settlement period”) commencing on and including the 22nd scheduled trading day immediately preceding the early conversion date (the “early conversion average price”). Notwithstanding the last sentence under “—Method of Payment of Dividends” above, to the extent that the cash amount of the undeclared, accumulated and unpaid dividends for all dividend periods ending on a dividend payment date prior to the relevant early conversion date exceeds the value of the product of the number of additional shares added to the conversion rate and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Except as described above, upon any optional conversion of any Mandatory Convertible Preferred Stock, we will make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares of the Mandatory Convertible Preferred Stock as of such record date, as described in the section above entitled “—Dividends”.

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount

General

If a “fundamental change” (as defined below) occurs on or prior to the mandatory conversion date, holders of the Mandatory Convertible Preferred Stock will have the right to:

(i)	convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into a number of shares of common stock equal to the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock described below;

(ii)	with respect to such converted shares, receive a fundamental change dividend make-whole amount (as defined below) payable in cash or shares of our common stock; and

(iii)	with respect to such converted shares, receive the accumulated dividend amount (as defined below) payable in cash or shares of our common stock,

subject in the case of clauses (ii) and (iii) to certain limitations with respect to the number of shares of our common stock that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the effective date of a fundamental change falls during a dividend period for which we have declared a dividend, we will pay such dividend on the relevant dividend payment date to the holders of record on the immediately preceding record date, as described in “—Dividends”, and the accumulated dividend amount will not include the amount of such dividend, and the fundamental change dividend make-whole amount will not include the present value of such dividend.

To exercise this right, holders must submit their Mandatory Convertible Preferred Stock for conversion at any time during the period (the “fundamental change conversion period”) beginning on the effective date of such fundamental change (as defined below) and ending at 5:00 p.m., New York City time, on the date that is 20 calendar days after the effective date (or, if earlier, the mandatory conversion date) at the conversion rate specified in the table below (the “fundamental change conversion rate”). Holders of the Mandatory Convertible Preferred Stock who do not submit their shares for conversion during the fundamental change conversion period will not be entitled to convert their Mandatory Convertible Preferred Stock at the relevant fundamental change conversion rate or to receive the relevant fundamental change dividend make-whole amount or the relevant accumulated dividend amount.

We will notify holders of the anticipated effective date of a fundamental change at least 20 calendar days prior to such anticipated effective date or, if such prior notice is not practicable, notify holders of the effective date of a fundamental change no later than the second business day immediately following the actual effective date. If we notify holders of a fundamental change later than the 20th calendar day prior to the effective date of a fundamental change, the fundamental change conversion period will be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the effective date of the fundamental change to, but excluding, the date of the notice; provided that the fundamental change conversion period will not be extended beyond the mandatory conversion date.

A “fundamental change” will be deemed to have occurred, at such time after the initial issue date of the Mandatory Convertible Preferred Stock, upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which (excluding cash payments for fractional shares or pursuant to appraisal rights) is not common stock that is listed on, or immediately after the transaction or event will be listed on, any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), whether or not applicable), other than us, any of our majority-owned subsidiaries or any of our or our majority-owned subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of our directors or we otherwise become aware of such beneficial ownership; or (iii) our common stock (or, following a reorganization event, any common stock, depositary receipts or other securities representing common equity interests into which the Mandatory Convertible Preferred Stock becomes convertible in connection with such reorganization event) ceases to be listed for trading on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or another United States national securities exchange (each, a “qualifying market”). For the purposes of this definition of “fundamental change,” any transaction or event that constitutes a fundamental change under both clause (i) and clause (ii) above will be deemed to constitute a fundamental change solely under clause (i) of this definition of “fundamental change.”

Fundamental Change Conversion Rate

The fundamental change conversion rate will be determined by reference to the table below and is based on the effective date of the fundamental change (the “effective date”) and the price (the “share price”) paid or deemed paid per share of our common stock therein. If the holders of our common stock receive only cash in the fundamental change, the share price shall be the cash amount paid per share. Otherwise, the share price shall be the average VWAP per share of our common stock over the 10 consecutive trading day period ending on the trading day preceding the effective date.

The share prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of the Mandatory Convertible Preferred Stock are adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the fundamental change conversion rates in the table will be subject to adjustment in the same manner as each fixed conversion rate as set forth in “—Anti-dilution Adjustments”.

The following table sets forth the fundamental change conversion rate per share of the Mandatory Convertible Preferred Stock for each share price and effective date set forth below.

	Share price on effective date
Effective date	$20.00	$40.00	$65.00	$96.00	$100.00	$110.00	$115.20	$125.00	$145.00	$175.00	$225.00	$300.00	$400.00
July 26, 2017	7.2995	7.7528	8.4380	8.4955	8.4618	8.3577	8.3011	8.2065	8.0983	8.0950	8.1891	8.2948	8.3750
August 1, 2018	8.2125	8.5953	9.0765	8.9404	8.8705	8.6735	8.5715	8.4070	8.2586	8.2777	8.3501	8.4217	8.4756
August 1, 2019	9.2480	9.4795	9.7577	9.4558	9.3287	8.9708	8.8005	8.5718	8.4459	8.4728	8.5138	8.5501	8.5773
August 1, 2020	10.4167	10.4167	10.4167	10.4167	10.0000	9.0909	8.6806	8.6806	8.6806	8.6806	8.6806	8.6806	8.6806

The exact share price and effective date may not be set forth in the table, in which case:

•

if the share price is between two share price amounts on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower share price amounts and the earlier and later effective dates, as applicable, based on a 365-day year;

•

if the share price is in excess of $400.00 per share (subject to adjustment as described above), then the fundamental change conversion rate will be the minimum conversion rate, subject to adjustment; and

•	if the share price is less than $20.00 per share (subject to adjustment as described above), then the fundamental change conversion rate will be the maximum conversion rate, subject to adjustment.

Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount

For any shares of the Mandatory Convertible Preferred Stock that are converted during the fundamental change conversion period, in addition to the common stock issued upon conversion at the fundamental change conversion rate, we will at our option:

(a)	pay you in cash, to the extent we are legally permitted to do so, an amount equal to the present value, calculated using a discount rate of 3.25% per annum, of all dividend payments on the Mandatory Convertible Preferred Stock for all the remaining dividend periods (excluding any accumulated dividend amount) for all remaining dividend periods (including any partial dividend period) from and including such effective date to but excluding the mandatory conversion date (the “fundamental change dividend make-whole amount”),

(b)	increase the number of shares of our common stock to be issued on conversion by a number equal to (x) the fundamental change dividend make-whole amount divided by (y) the greater of the floor price and 97% of the share price, or

(c)	pay the fundamental change dividend make whole amount through any combination of cash and shares of our common stock in accordance with the provisions of clauses (a) and (b) above.

In addition, to the extent that the accumulated dividend amount exists as of the effective date of the fundamental change, holders who convert their Mandatory Convertible Preferred Stock within the fundamental change conversion period will be entitled to receive such accumulated dividend amount upon conversion. As used herein, the term “accumulated dividend amount” means, with respect to any fundamental change, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, for dividend periods prior to the effective date for the relevant fundamental change, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding such effective date to, but excluding, such effective date. The accumulated dividend amount will be payable at our option:

•	in cash, to the extent we are legally permitted to do so,

•	in an additional number of shares of our common stock equal to (x) the accumulated dividend amount divided by (y) the greater of the floor price and 97% of the share price, or

•	in a combination of cash and shares of our common stock in accordance with the provisions of the preceding two bullets.

We will pay the fundamental change dividend make-whole amount and the accumulated dividend amount in cash, except to the extent we elect on or prior to the second business day following the effective date of a fundamental change to make all or any portion of such payments in our common stock. In addition, if we elect to deliver common stock in respect of all or any portion of the fundamental change dividend make-whole amount or the accumulated dividend amount, to the extent that the fundamental change dividend make-whole amount or the accumulated dividend amount or the dollar amount of any portion thereof paid in common stock exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the share price, we will, if we are legally able to do so, pay such excess amount in cash. Any such payment in cash may not be permitted by our then existing debt instruments, including any restricted payments covenants.

No fractional shares of our common stock will be delivered to converting holders of the Mandatory Convertible Preferred Stock in respect of the fundamental change dividend make-whole amount or the accumulated dividend amount. We will instead pay a cash adjustment to each converting holder that would otherwise be entitled to receive a fraction of a share of our common stock based on the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the seventh scheduled trading day immediately preceding the conversion date.

Not later than the second business day following the effective date of a fundamental change (or, if we provide notice to holders of the fundamental change prior to the anticipated effective date of a fundamental change as described above, on the date we give holders notice of the anticipated effective date of a fundamental change), we will notify holders of:

•	the fundamental change conversion rate;

•	the fundamental change dividend make-whole amount and whether we will pay such amount in cash, shares of our common stock or a combination thereof, specifying the combination, if applicable; and

•

the accumulated dividend amount as of the effective date of the fundamental change and whether we will pay such amount in cash, shares of our common stock or a combination thereof, specifying the combination, if applicable.

Our obligation to adjust the conversion rate in connection with a fundamental change and pay the fundamental change dividend make-whole amount (whether in cash, our common stock or any combination thereof) could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Procedures

Upon Mandatory Conversion

Any outstanding shares of Mandatory Convertible Preferred Stock will automatically convert into shares of common stock on the mandatory conversion date. The person or persons entitled to receive the shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the mandatory conversion date. Except as provided in “—Anti-dilution Adjustments”, prior to 5:00 p.m., New York City time, on the mandatory conversion date, the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be outstanding for any purpose and you will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock. A certificate representing the shares of common stock issuable upon conversion will be issued and delivered to the converting holder or, if the shares of the Mandatory Convertible Preferred Stock being converted are in global form, the shares of common stock issuable upon conversion will be delivered to the converting holder through the facilities of DTC, in each case together with delivery by the Company to the converting holder of any cash to which the converting holder is entitled, on the later of (i) the third business day immediately succeeding the Mandatory Conversion Date and (ii) the third business day immediately succeeding the last day of the settlement period.

Upon Early Conversion

If you elect to convert the Mandatory Convertible Preferred Stock prior to the mandatory conversion date, in the manner described in “—Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”, you must observe the following conversion procedures:

If shares of the Mandatory Convertible Preferred Stock are in global form, to convert the Mandatory Convertible Preferred Stock you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program. If shares of the Mandatory Convertible Preferred Stock are held in certificated form, you must comply with certain procedures set forth in the Certificate of Designations for the Mandatory Convertible Preferred Stock. In either case, if required, you must pay all transfer or similar taxes or duties, if any.

The conversion date will be the date on which you have satisfied the foregoing requirements. You will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Common stock will be issued and delivered to the converting holder, or, if the Mandatory Convertible Preferred Stock being converted is in global form, the shares of common stock issuable upon conversion shall be delivered through the facilities of DTC, in each case together with delivery by us to the converting holder of any cash to which the converting holder is entitled, only after all applicable taxes and duties, if any, payable by you have been paid in full and will be issued or delivered on the latest of (i) the third business day immediately succeeding the conversion date, (ii) the third business day immediately succeeding the last day of the early conversion settlement period and (iii) the business day after you have paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Prior to 5:00 p.m., New York City time, on the applicable conversion date, the shares of common stock issuable upon conversion of any shares of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose, and you will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers for the common stock and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Fractional Shares

No fractional shares of our common stock will be issued to holders of the Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of our common stock otherwise issuable in respect of the aggregate number of shares of the Mandatory Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP of our common stock over the five consecutive trading day period beginning on, and including, the seventh scheduled trading day immediately preceding the applicable conversion date. If the conversion date occurs on or prior to the last trading day of such five consecutive trading day period, payment of the cash payable in lieu of delivery of fractional shares of our common stock shall be deferred until the business day immediately following the last trading day of such five consecutive trading day period.

If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

Anti-dilution Adjustments

Each fixed conversion rate will be adjusted if:

(1)	We issue shares of common stock to all holders of our common stock as a dividend or other distribution, in which event, each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be divided by a fraction:

•	the numerator of which is the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination; and

•

the denominator of which is the sum of the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of our common stock constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (1) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to pay or make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares that we hold in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of our common stock. We will not pay any dividend or make any distribution on shares of our common stock that we hold in treasury.

(2)	We issue to all holders of shares of our common stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of our common stock at a price per share less than the “current market price” (as defined below) of our common stock, in which case each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such rights or warrants will be increased by multiplying such fixed conversion rate by a fraction:

•

the numerator of which is the sum of the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of our common stock issuable pursuant to such rights or warrants; and

•

the denominator of which is the sum of the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of our common stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the current market price of our common stock.

Any adjustment made pursuant to this clause (2) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to issue such rights or warrants, to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or our common stock is otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each fixed conversion rate shall be readjusted to such fixed conversion rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase common stock at less than the current market price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by our board of directors, or an authorized committee thereof, which determination shall be final). For the purposes of this clause (2), the number of shares of our common stock at the time outstanding shall not include shares that we hold in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of our common stock. We will not issue any such rights or warrants in respect of shares of our common stock that we hold in treasury.

(3)	We subdivide or combine our common stock, in which event each fixed conversion rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

•	the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination; and

•	the denominator of which is the number of shares of our common stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (3) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(4)	We distribute to all holders of our common stock evidences of our indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets, excluding:

•	any dividend or distribution covered by clause (1) above;

•	any rights or warrants covered by clause (2) above;

•	any dividend or distribution covered by clause (5) below; and

•	any spin-off to which the provisions set forth below in this clause (4) shall apply,

in which event each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the current market price of our common stock; and

•

the denominator of which is the current market price of our common stock minus the fair market value, as determined by our board of directors, or an authorized committee thereof, in good faith (which determination shall be final), on such date fixed for determination of the portion of the evidences of indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets so distributed applicable to one share of our common stock.

In the event that we make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours (herein referred to as a “spin-off”), each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•

the numerator of which is the sum of the current market price of our common stock and the fair market value, as determined by our board of directors, or an authorized committee thereof, in good faith (which determination shall be final), of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of our common stock as of the 15th trading day after the effective date for such distribution (or, if such shares of capital stock or equity interests are listed on a U.S. national or regional securities exchange, the current market price of such securities); and

•	the denominator of which is the current market price of our common stock.

Any adjustment made pursuant to this clause (4) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our common stock entitled to receive such distribution. In the event that such distribution described in this clause (4) is not so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared. If an adjustment to each fixed conversion rate is required under this clause (4) during any settlement period or any early conversion settlement period in respect of shares of the Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the common stock issuable upon conversion will be delayed to the extent necessary in order to complete the calculations provided for in this clause (4).

(5)	We pay or make a dividend or other distribution consisting exclusively of cash to all holders of our common stock other than a regular, quarterly cash dividend that does not exceed $0.95 per share of our common stock (the “initial dividend threshold”), excluding:

•	any cash that is distributed in a reorganization event (as described below);

•	any dividend or other distribution in connection with our voluntary or involuntary liquidation, dissolution or winding up; and

•	any consideration payable as part of a tender or exchange offer;

in which event, each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be multiplied by a fraction:

•

the numerator of which is the current market price of our common stock minus the initial dividend threshold (provided that if the distribution is not a regular quarterly cash dividend, the initial dividend threshold will be deemed to be zero); and

•	the denominator of which is the current market price of our common stock minus the amount per share of such dividend or other distribution.

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the fixed conversion rates; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the fixed conversion rates under this clause (5).

Any adjustment made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our common stock entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this clause (5) is not so paid or so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to pay such dividend or make such other distribution, to such fixed conversion rate which would then be in effect if such dividend or other distribution had not been declared.

(6)	We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (excluding any securities convertible or exchangeable for our common stock), where the cash and the value of any other consideration included in the payment per share of our common stock exceeds the current market price of our common stock, in which event each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “expiration date”) will be multiplied by a fraction:

•	the numerator of which shall be equal to the sum of:

(i)	the aggregate cash and fair market value (as determined in good faith by our board of directors, or an authorized committee thereof, which determination shall be final) on the expiration date of any other consideration paid or payable for shares of our common stock purchased in such tender or exchange offer; and

(ii)	the product of:

1.	the current market price of our common stock; and

2.	the number of shares of our common stock outstanding at the time such tender or exchange offer expires, less any purchased shares; and

•	the denominator of which shall be equal to the product of:

(i)	the current market price of our common stock; and

(ii)	the number of shares of our common stock outstanding at the time such tender or exchange offer expires, including any purchased shares.

Any adjustment made pursuant to this clause (6) shall become effective immediately after 5:00 p.m., New York City time, on the 10th trading day immediately following the expiration date but will be given effect as of the open of business on the expiration date for the tender or exchange offer. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversation rate shall be readjusted to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversation rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If an adjustment to each fixed conversion rate is required pursuant to this clause (6) during any settlement period or any early conversion settlement period in respect of shares of the Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (6).

Except with respect to a spin-off, in cases where the fair market value of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire shares of our capital stock, cash or other assets as to which clauses (4) or (5) above apply, applicable to one share of our common stock, distributed to stockholders equals or exceeds the current market price (as determined for purposes of calculating the conversion rate adjustment pursuant to such clause (4) or (5)), rather than being entitled to an adjustment in each fixed conversion rate, holders of the Mandatory Convertible Preferred Stock will be entitled to receive upon conversion, in addition to a number of shares of our common stock otherwise deliverable on the applicable conversion date, the kind and amount of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire shares of our capital stock, cash or other assets comprising the distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of our common stock entitled to receive the distribution, for each share of the Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the maximum conversion rate in effect on the date of such distribution.

To the extent that we have a rights plan in effect with respect to our common stock on any conversion date, upon conversion of any Mandatory Convertible Preferred Stock, you will receive, in addition to common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our common stock, in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow you to receive upon conversion, in addition to any common stock, the rights described therein (unless such rights or warrants have separated from our common stock) shall not constitute a distribution of rights or warrants that would entitle you to an adjustment to the conversion rate. We currently do not have a rights plan in effect.

For the purposes of determining the adjustment to the fixed conversion rate for the purposes of:

•

clauses (2), (4) (but only in the event of an adjustment thereunder not relating to a spin-off) and (5) above, the “current market price” of our common stock is the average VWAP per share of our common stock over the five consecutive trading day period ending on the trading day immediately preceding the “ex-date” (as defined below) with respect to the issuance or distribution requiring such computation;

•

clause (4) above in the event of an adjustment thereunder relating to a spin-off, the “current market price” of our common stock and the capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, is the average VWAP per share of common stock, capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, over the first 10 consecutive trading days commencing on and including the fifth trading day following the effective date of such distribution; and

•

clause (6) above, the “current market price” of our common stock is the average VWAP per share of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date of the relevant tender offer or exchange offer.

The term “ex-date”, when used with respect to any issuance or distribution, means the first date on which shares of our common stock trade without the right to receive such issuance or distribution.

In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

In the event of a taxable distribution to holders of our common stock that results in an adjustment of each fixed conversion rate or an increase in each fixed conversion rate in our discretion, holders of the Mandatory Convertible Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. Federal income tax as a dividend. See “Material United States Federal Income Tax Considerations”.

All adjustments to each fixed conversion rate will be calculated to the nearest 1/10,000th of a share of our common stock. Prior to the mandatory conversion date, no adjustment in a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earliest of the mandatory conversion date, an acquisition termination redemption date, an early conversion date and the effective date of a fundamental change, adjustments to each fixed conversion rate will be made with respect to any such adjustment carried forward that has not been taken into account before such date.

No adjustment to the fixed conversion rates will be made if holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of our common stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to such adjustment as if they held, for each share of the Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the maximum conversion rate then in effect.

The fixed conversion rates will not be adjusted:

(a)	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of common stock under any plan;

(b)	upon the issuance of any shares of our common stock or rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

(c)	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the initial issue date;

(d)	for a change in the par value of our common stock;

(e)	for stock repurchases that are not tender offers, including structured or derivative transactions;

(f)	as a result of a tender offer solely to holders of fewer than 100 shares of our common stock;

(g)	as a result of a tender or exchange offer by a person other than us or one or more of our subsidiaries; or

(h)	for accumulated dividends on the Mandatory Convertible Preferred Stock, except as described above under “—Acquisition Termination Redemption”, “—Mandatory Conversion”, “—Conversion at the

Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”.

We will be required, within 10 business days following the occurrence of an event that requires an adjustment to the fixed conversion rates, to provide, or cause to be provided, a written notice of the occurrence of such adjustment to the holders of the Mandatory Convertible Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth such adjusted fixed conversion rate.

If an adjustment is made to the fixed conversion rates, (x) an inversely proportional adjustment also will be made to the threshold appreciation price and the initial price solely for the purposes of determining which clause of the definition of the conversion rate will apply on the mandatory conversion date and (y) an inversely proportional adjustment will also be made to the floor price. Whenever any provision of the Certificate of Designations requires us to calculate the VWAP per share of our common stock over a span of multiple days, we will make appropriate adjustments (including, without limitation, to the applicable market value, the early conversion average price, the current market price and the average price (as the case may be)) to account for any adjustments to the initial price, the threshold appreciation price, the floor price and the fixed conversion rates (as the case may be) that become effective, or any event that would require such an adjustment if the ex-date, effective date or expiration date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

If:

•

the record date for a dividend or distribution on shares of our common stock occurs after the end of the 20 consecutive trading day period used for calculating the applicable market value and before the mandatory conversion date; and

•

such dividend or distribution would have resulted in an adjustment of the number of shares of common stock issuable to the holders of the Mandatory Convertible Preferred Stock had such record date occurred on or before the last trading day of such 20-trading day period, then we will deem the holders of the Mandatory Convertible Preferred Stock to be holders of record, for each share of their Mandatory Convertible Preferred Stock, of a number of shares of our common stock equal to the mandatory conversion rate for purposes of that dividend or distribution. In this case, the holders of the Mandatory Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the event of:

•

any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the surviving corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our common stock into securities, including securities other than our common stock; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or property (each, a “reorganization event”), each share of the Mandatory Convertible Preferred Stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the Mandatory Convertible Preferred Stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preferred Stock into common stock immediately prior to such reorganization event (such securities, cash and other property, the “exchange property”, with each “unit of exchange property” meaning the kind and amount of exchange property that a holder of one share of common stock is entitled to receive), and, at the effective time of such reorganization event, we may amend the Certificate of Designations without the consent of the holders of the Mandatory Convertible Preferred Stock to provide for such change in the convertibility of the Mandatory Convertible Preferred Stock. For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election (or of all holders of our common stock if none makes an election). We will notify holders of the Mandatory Convertible Preferred Stock of the weighted average as soon as practicable after such determination is made. The number of units of exchange property for each share of the Mandatory Convertible Preferred Stock converted or subject to acquisition termination redemption following the effective date of such reorganization event will be determined as if references to shares of our common stock in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder and conversion at the option of the holder upon a fundamental change were to units of exchange property (without any interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such Mandatory Convertible Preferred Stock is actually converted). For the purpose of determining which bullet of the definition of conversion rate will apply upon mandatory conversion, and for the purpose of calculating the mandatory conversion rate if the second bullet is applicable, the value of a unit of exchange property will be determined in good faith by our board of directors or an authorized committee thereof (which determination will be final), except that if a unit of exchange property includes common stock or ADRs that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the 20 consecutive trading day period beginning on, and including, the 22nd scheduled trading day immediately preceding the mandatory conversion date of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors or an authorized committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any reorganization event, provide written notice to the holders of the Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

In connection with any adjustment to the fixed conversion rates described above, we will also adjust the initial dividend threshold (as defined above) based on the number of shares of common stock or other equity interests comprising the exchange property and (if applicable) the value of any non-stock consideration comprising the exchange property.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued common stock, solely for issuance upon conversion of the Mandatory Convertible Preferred Stock, free from any preemptive or other similar rights, a number of shares of our common stock equal to the product of the maximum conversion rate then in effect and the number of shares of the Mandatory Convertible Preferred Stock then outstanding.

Transfer Agent and Registrar

Computershare Inc. is the transfer agent, registrar and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.

Book-Entry, Delivery and Form

The Mandatory Convertible Preferred Stock will be issued in global form. DTC or its nominee will be the sole registered holder of the Mandatory Convertible Preferred Stock. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole holder of the shares of the Mandatory Convertible Preferred Stock represented by such global certificate for all purposes under the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock. No beneficial owner of an interest in the shares of the Mandatory Convertible Preferred Stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock.

Payments of dividends on the global certificate representing the shares of the Mandatory Convertible Preferred Stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the shares of the Mandatory Convertible Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate liquidation preference of such global certificate representing the shares of the Mandatory Convertible Preferred Stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the shares of the Mandatory Convertible Preferred Stock held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks and trust companies; and

•	clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the shares of the Mandatory Convertible Preferred Stock in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF CAPITAL STOCK

The following is a description of certain general terms and provisions of our capital stock. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by, our Restated Certificate of Incorporation (“Charter”) and our amended and restated by-laws, as heretofore amended (“by-laws”) and the General Corporation Law of the State of Delaware (“DGCL”). Copies of our Charter and by-laws have been filed as exhibits to SEC filings incorporated by reference in this prospectus supplement. You are urged to read the Charter and the by-laws in their entirety.

The information appearing under this caption “Description of Capital Stock” supplements and, to the extent inconsistent, replaces the information appearing in the accompanying prospectus under the caption “Description of Capital Stock.” You should read the following description of our capital stock in light of this information and the other information under “Risk Factors” in this prospectus supplement.

In this offering, we are issuing Mandatory Convertible Preferred Stock which will impact the rights of holders of our common stock. For additional information, see “Risk Factors—Risks Relating to the Mandatory Convertible Preferred Stock and Common Stock.” You should read the following description of our common stock in light of this information and the other information under “Risk Factors” and “Description of Mandatory Convertible Preferred Stock” in this prospectus supplement.

General

Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of July 17, 2017, there were 366,115,856 shares of our common stock outstanding and no shares of preferred stock outstanding.

Our common stock is listed for trading on the New York Stock Exchange under the trading symbol “CCI”.

Common Stock

Voting Rights

Each share of our common stock is entitled to one vote. Our common stock votes together as a single class on all matters presented for a vote of the stockholders, except as provided under the DGCL.

Dividends and Liquidation Rights

Each share of our common stock is entitled to receive dividends if, as and when declared by our board of directors out of funds legally available for that purpose, subject to certain rights of holders of preferred stock. In the event of our voluntary or involuntary liquidation, dissolution or winding up, after satisfaction of amounts payable to our creditors and distribution of any preferential amounts to the holders of outstanding preferred stock, if any, holders of our common stock are entitled to share ratably in the assets available for distribution to the stockholders.

Other Provisions

The holders of our common stock have no preemptive, subscription or redemption rights and are not entitled to the benefit of any sinking fund. All outstanding shares of common stock are validly issued, fully paid and nonassessable. Under the DGCL, stockholders generally are not personally liable for a corporation’s acts or debts.

Preferred Stock

Under the Charter, our board of directors is authorized, without further stockholder action, to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, in one or more series by filing a certificate of designations with the Secretary of State of the State of Delaware. Such certificate of designations may set forth the designations, powers, preferences and rights of the shares of each such series of preferred stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the redemption provisions, if any, the amount payable in the event of our voluntary or involuntary liquidation, winding-up or dissolution, the terms and conditions, if any, of conversion and the voting rights.

Charter and By-laws

Stockholders’ rights and related matters are governed by the DGCL, our Charter and our by-laws. Certain provisions of our Charter and by-laws, descriptions of which are summarized or otherwise incorporated within this prospectus supplement and the accompanying prospectus, may have the effect, either alone or in combination with each other, of discouraging or making more difficult a tender offer or takeover attempt that is opposed by our board of directors but that a stockholder might consider to be in its best interest. Such provisions may also adversely affect prevailing market prices for our common stock. We believe that such provisions are necessary to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in our best interests and those of our stockholders.

Ownership Limitations and Transfer Restrictions

To facilitate our continued qualification as a REIT under the Code, the Charter contains ownership limitations and transfer restrictions on our capital stock. These ownership limitations and transfer restrictions could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our capital stock or otherwise be in the best interest of our stockholders. All certificates representing shares of capital stock bear a legend describing such ownership limitations and transfer restrictions.

In order for us to continue to satisfy the requirements for REIT qualification, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made). To satisfy these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, the Charter contains provisions limiting the ownership and restricting the transfer of shares of our capital stock.

The relevant section of the Charter provides that, among other things and subject to certain exceptions, no person (as defined in the Charter) may beneficially or constructively own, or be deemed to beneficially or constructively own by virtue of the attribution provisions of the Code, more than 9.8%, by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock (which restriction we refer to as the “common stock ownership limit”), or 9.8% in aggregate value of the outstanding shares of all classes and series of our capital stock, including our common stock (which restriction we refer to as the “aggregate stock ownership limit”).

The Charter also prohibits:

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any person from beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year);

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any person from beneficially or constructively owning shares of our capital stock to the extent that such beneficial or constructive ownership would otherwise result in our failing to qualify as a REIT (including, but not limited to, beneficial ownership or constructive ownership that would result in our actually owning or constructively owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code);

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any person from beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership could result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code; and

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any person from transferring shares of our capital stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

The foregoing provisions on transferability and ownership, including the aggregate stock ownership limit and common stock ownership limit, will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

For additional and more detailed information, please see “Description of Capital Stock-Ownership Limitations and Transfer Restrictions” in the accompanying prospectus and the description of our capital stock contained in Exhibit 4.1 to our Current Report on Form 8-K filed on December 16, 2014, which is incorporated by reference herein. See “Where You Can Find More Information.”

DESCRIPTION OF INDEBTEDNESS

For information concerning our existing indebtedness, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing Activities” in our Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference in this prospectus supplement and note 8 to our consolidated financial statements included in such Form 10-K. You should read this information in conjunction with (1) the sections entitled “Prospectus Supplement Summary,” “Risk Factors” and “Capitalization” included in this prospectus supplement, (2) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2016, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, each incorporated by reference in this prospectus supplement, (3) our Current Reports on Form 8-K filed with the SEC on May 1, 2017 and July 19, 2017, and the exhibits filed therewith, which are incorporated by reference in this prospectus supplement and (4) the consolidated financial statements of Crown Castle and the related notes incorporated by reference into this prospectus supplement.

The Debt Financing may include additional senior notes that have terms generally consistent with our existing indebtedness.

In connection with entering into the Merger Agreement, we obtained a $7.1 billion commitment (“Bridge Facility Commitment”) in respect of the Bridge Facility to ensure financing for the proposed Lightower Acquisition and to pay related fees and expenses. The Bridge Facility Commitment will be reduced on a dollar-for-dollar basis by, among other things, the net proceeds of this offering, the net proceeds of the Common Stock Offering and the net proceeds of any senior notes issued.

Borrowings under the Bridge Facility, if any, will bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the highest of (1) the interest rate announced from time to time by the administrative agent of the Bridge Facility as its prime rate, (2) the federal funds effective rate plus 1/2 of 1.00% and (3) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for a one-month interest period multiplied by the Statutory Reserve Rate (as defined in the Bridge Facility) or (b) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for the three-month interest period relevant to such borrowing multiplied by the Statutory Reserve Rate, in each case plus an applicable margin. The applicable margin for borrowings under the Bridge Facility will be determined by reference to a grid based on our senior unsecured debt rating, and such applicable margin will range from 0.125% to 1.000% per annum with respect to base rate borrowings and 1.125% to 2.000% per annum with respect to LIBO rate borrowings, which margins will increase by 25 basis points at the end of each three-month period through, but not including, the maturity date of the Bridge Facility. Borrowings under the Bridge Facility, if any, will mature on the date that is 364 days after the date on which loans under the Bridge Facility are initially funded.

The Bridge Facility Commitment will expire if we do not make any borrowings under the Bridge Facility on or before March 31, 2018 (or June 29, 2018 if the termination date for the proposed Lightower Acquisition is extended pursuant to the Merger Agreement) or such earlier date on which the proposed Lightower Acquisition is consummated or the Merger Agreement is terminated. The Bridge Facility Commitment contains, and the credit agreement in respect of the Bridge Facility is expected to contain, certain customary conditions to funding.

In addition, if this offering or the Common Stock Offering is not completed (or results in aggregate net cash proceeds significantly less than contemplated in “Use of Proceeds”), we expect to obtain the Amendment to our existing credit agreement to, among other things, modify certain financial maintenance covenants therein to accommodate the increase in our leverage from the consummation of the Debt Financing. We have also obtained a commitment (“Amendment Backstop Commitment”) in respect of the Amendment Backstop Facility, consisting of a revolving credit facility having aggregate commitments of $1.75 billion and a term loan facility in an aggregate principal amount equal to the aggregate principal amount of the term loans under our existing credit agreement, which facility will be available to us if we are unable to obtain the requisite consents from the lenders under our existing credit agreement to effect the Amendment. The proceeds of borrowings under the Amendment Backstop Facility, if any, will be used to prepay all borrowings under our existing credit agreement and, following such prepayment, we will terminate our existing credit agreement.

Borrowings under the Amendment Backstop Facility, if any, will bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the highest of (1) the interest rate announced from time to time by the administrative agent of the Amendment Backstop Facility as its prime rate, (2) the federal funds effective rate plus 1/2 of 1.00% and (3) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for a one-month interest period multiplied by the Statutory Reserve Rate (to be defined in the Amendment Backstop Facility) or (b) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing multiplied by the Statutory Reserve Rate, in each case plus an applicable margin. The applicable margin for borrowings under the Amendment Backstop Facility will be determined by reference to a grid based on our senior unsecured debt rating, and such applicable margin will range from 0.125% to 1.000% per annum with respect to base rate borrowings and 1.125% to 2.000% per annum with respect to LIBO rate borrowings. Borrowings under the Amendment Backstop Facility, if any, will mature on January 21, 2022.

The Amendment Backstop Commitment will expire if we do not make any borrowings under the Amendment Backstop Facility on or before March 31, 2018 (or June 29, 2018 if the termination date for the proposed Lightower Acquisition is extended pursuant to the Merger Agreement) or such earlier date on which the proposed Lightower Acquisition is consummated or the Merger Agreement is terminated. In addition, the Amendment Backstop Commitment will automatically terminate if the Amendment becomes effective or we receive aggregate net cash proceeds from this offering and/or the Common Stock Offering of at least $2 billion. The Amendment Backstop Commitment contains, and the credit agreement in respect of the Amendment Backstop Facility is expected to contain, certain customary conditions to funding.

We will pay certain customary commitment fees and, in the event we make any borrowings, funding and other fees in connection with the Bridge Facility Commitment and the Amendment Backstop Commitment.

Although we do not currently expect to make any borrowings under the Bridge Facility or the Amendment Backstop Facility, there can be no assurance that such borrowings will not be made. In that regard, we may be required to borrow under the Bridge Facility if any of the financing transactions are not completed (or result in aggregate net cash proceeds significantly less than contemplated in “Use of Proceeds”), and we may be required to borrow under the Amendment Backstop Facility if this offering or the Common Stock Offering is not completed (or results in aggregate net cash proceeds significantly less than contemplated in “Use of Proceeds”) and we are unable to obtain the requisite consent from the lenders under our existing credit agreement to effect the Amendment.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in the Mandatory Convertible Preferred Stock and any common stock received upon conversion as of the date hereof. For purposes of this section, the term “stock” means both the Mandatory Convertible Preferred Stock and our common stock. This summary is based upon the Code, the regulations promulgated by the Treasury, rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local or non-U.S. tax consequences relevant to us or an investment in our stock, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	passive foreign investment companies;

•	controlled foreign corporations;

•	companies that accumulate earnings to avoid U.S. federal income tax;

•	U.S. expatriates;

•	former long-term permanent residents of the United States;

•	partnerships, other pass-through entities and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock in connection with employment or other performance of services;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and, except to the extent discussed below:

•	real estate investment trusts;

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their stock as a capital asset, which generally means property held for investment.

Your federal income tax consequences may depend on whether or not you are a “U.S. stockholder.” For purposes of this summary, a “U.S. stockholder” is any holder of our stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

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a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A “non-U.S. stockholder” is any holder of our stock other than a partnership or U.S. stockholder. If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

The U.S. federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding or disposing of our stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our stock.

Taxation of Crown Castle

We elected to be taxed as a REIT commencing with the taxable year ended December 31, 2014, and intend to continue to operate in a manner that will allow us to continue to qualify as a REIT.

The law firms of Cravath, Swaine & Moore LLP and Skadden, Arps, Slate, Meagher & Flom LLP each have acted as our REIT tax counsel (“Tax Counsel”). We have received opinions from our Tax Counsel to the effect that, commencing with our taxable year ended December 31, 2014, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinions of our Tax Counsel are based on various assumptions relating to our organization and operation and are conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, income, and the present and future conduct of our business operations. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by our Tax Counsel or by us that we will qualify as a REIT for any particular year. The opinions are each expressed as of the date issued. Our Tax Counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the results of which have not been and will not be reviewed by our Tax Counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year have satisfied or will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we continue to qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we continue to qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation. A “C corporation” is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. The highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is 39.6%. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as capital gains that we recognize. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the nonqualifying assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

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If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as defined below) that do not reflect arm’s length terms.

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If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, including assets owned by us at the effective date of our election to be taxed as a REIT, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during a period of up to five-years following their acquisition from the subchapter C corporation.

•	The earnings of our taxable REIT subsidiaries (“TRSs”) generally will be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts, franchise and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities); and

7.	that meets other tests described below, including with respect to the nature of its income and assets.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2014). We have put limitations and restrictions into place regarding the ownership and transfer of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above. See “Risk Factors—Risks Relating to Our REIT Status” and “Description of Capital Stock—Ownership Limitations and Transfer Restrictions.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

In addition, a REIT generally must use the calendar year as its taxable year. Our taxable year is the calendar year, so we satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests.    If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded Subsidiaries.    If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded as a separate entity for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation.

Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Income Tests” and “—Asset Tests.”

Taxable REIT Subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm’s length basis.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness and certain hedging transactions, generally must be derived from “rents from real property,” gains from the sale of real property, mortgages on real property and shares in other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents from Real Property.    Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met.

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The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

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Neither we nor an actual or constructive owner of 10% or more of our stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled TRS” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled TRS” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

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Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•

We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a TRS, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent that we receive from those tenants to fail to qualify as “rents from real property.”

We believe that substantially all of the services we render with respect to our shared wireless infrastructure are of the type that are usually or customarily performed in connection with the rental of wireless infrastructure and are not primarily for the benefit or convenience of our tenants. Therefore, we believe that our provision of these services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” We intend to cause any services that are not “usually or customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a TRS or through an “independent contractor.” However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Interest Income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income generally will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In certain cases, personal property collateral that secures a loan may be treated as real property for purposes of the foregoing rules. Even if a loan is not secured by real property, or is under-secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Dividend Income.    We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fee Income.    Any fee income that we earn generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.

Hedging Transactions.    Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business and is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.

Failure to Satisfy the Gross Income Tests.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations, which have not yet been issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans, and debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and period reports with the SEC under the Securities Exchange Act of 1934). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% value test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% (or, for 2018 and subsequent taxable years, 20%) of the value of our total assets.

Fifth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below).

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset test requirements or to maintain REIT qualification notwithstanding certain violations of the asset tests and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in clause (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

1.	the sum of

a.	90% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid; and

b.	90% of our after tax net income, if any, from foreclosure property (as described below); minus

2.	the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. These distributions generally will be treated as received by our stockholders in the year in which paid.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (ii) the tax that we paid on their behalf with respect to that income.

We have significant federal net operating loss carryforwards, which we may use to reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions.”

If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

We expect that, in the future, our REIT taxable income will be less than our cash flow because of our existing net operating loss carryfowards as well as depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends through the distribution of other property (including shares of our stock) in order to meet the distribution requirements, while preserving our cash.

If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

For purposes of the 90% distribution requirement and excise tax described above, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Derivatives and Hedging Transactions

We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction (including gain from the sale, disposition or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income that we or our TRSs generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a tenant of ours) to the extent that such income is lower than the income the TRS would have earned based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

From time to time, our TRS may provide services to our tenants. We intend to set the fees paid to our TRS for such services at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to stockholders would be taxable as regular corporate dividends. Such dividends paid to U.S. stockholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Taxation of Stockholders

Taxation of U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our stock applicable to taxable U.S. stockholders.

Distributions.    So long as we qualify as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends received by most U.S. stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	dividends received by the REIT from TRSs or other taxable C corporations;

•

income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income); or

•	distributions of accumulated earnings and profits of C corporations acquired by the REIT.

Distributions that we designate as capital gain dividends will generally be taxed to our U.S. stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to apply provisions of the Code, which treat our U.S. stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of Crown Castle—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates, and 35% in the case of U.S. stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Crown Castle—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock.    Except upon the conversion of the Mandatory Convertible Preferred Stock, if a U.S. stockholder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on the sale or other disposition and (ii) the stockholder’s adjusted tax basis in the shares of stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations.    Distributions that we make and gains arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Stock Distributions.    We may make distributions to holders of the Mandatory Convertible Preferred Stock that are paid in common stock. These distributions will generally be treated for U.S. federal income tax purposes as if the holder received a distribution of cash in an amount equal to the fair market value of the distributed common stock on the date of the distribution and thus would generally be subject to the rules described under “—Distributions.” Accordingly, a U.S. stockholder may have a tax liability on account of such distribution in excess of the cash (if any) that is received. A U.S. stockholder’s tax basis in any common stock received as a distribution on the Mandatory Convertible Preferred Stock will generally equal the fair market value of the common stock on the date of the distribution, and the holding period for that common stock will begin on the day after the distribution.

Adjustments to the Conversion Rate.    The conversion rate of the Mandatory Convertible Preferred Stock will be adjusted in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. stockholder’s proportionate interest in our assets or earnings may, in some circumstances, result in a deemed distribution to the U.S. stockholder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the U.S. stockholder of the Mandatory Convertible Preferred Stock, however, will generally not be considered to result in a deemed distribution to the U.S. stockholder. Certain of the possible conversion rate adjustments provided in the terms of the Mandatory Convertible Preferred Stock (including adjustments in respect of taxable dividends paid to holders of common stock) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made, U.S. stockholders of Mandatory Convertible Preferred Stock will be deemed to have received a distribution even though they have not received any cash or property. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain as described above under “—Distributions.”

Conversion into Common Stock.    A U.S. stockholder generally will not recognize gain or loss upon the conversion of the Mandatory Convertible Preferred Stock into shares of common stock, except that (1) a U.S. stockholder’s receipt of cash (if any) in respect of accrued and unpaid dividends or dividends in arrears will be taxable as described under “—Distributions” above, (2) a U.S. stockholder’s receipt of common stock (if any) in respect of accrued and unpaid dividends or dividends in arrears will be taxable as described under “—Distributions” above as if the U.S. stockholder had received cash in respect of such accrued dividends or dividends in arrears equal to the fair market value of such common stock on the date of conversion and (3) a U.S. stockholder’s receipt of cash in lieu of a fractional share of our common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of our common stock and the holder’s tax basis in the fractional share of our common stock).

Except as discussed in the next sentence, a U.S. stockholder’s basis in shares of common stock received upon conversion of the Mandatory Convertible Preferred Stock (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the basis of the converted shares of Mandatory Convertible Preferred Stock and the holding period of such shares of common stock will include the holding period of the converted shares of Mandatory Convertible Preferred Stock. Common stock received in payment of dividends in arrears and taxed as a dividend upon receipt, if any, will have a basis equal to their fair market value on the date of conversion, and a new holding period which will commence on the day after the conversion.

Additional Shares of Common Stock Received.    Although it is not free from doubt, any additional shares of common stock received by a U.S. stockholder as a result of a fundamental change (see “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) should be treated as part of the consideration received in the conversion. If this treatment is correct, then the U.S. stockholder would be treated in the manner described above under “—Conversion into Common Stock.” U.S. stockholders should consult their own tax advisors to determine the specific tax treatment of such additional shares in their particular circumstances.

Medicare 3.8% Tax on Investment Income.    Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. stockholders.

Ordinary Dividends.    The portion of dividends received by non-U.S. stockholders that (i) is payable out of our earnings and profits, (ii) is not attributable to capital gains that we recognize and (iii) is not effectively connected with a U.S. trade or business of the non-U.S. stockholder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions.    Unless our stock constitutes a U.S. real property interest (“USRPI”), distributions that we make which are not dividends out of our earnings and profits will generally not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution (including distributions consisting of common stock received on conversion attributable to undeclared, accumulated and unpaid dividends or dividends in arrears (if any)) will be subject to withholding at the rate applicable to dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (i) the stockholder’s proportionate share of our earnings and profits, plus (ii) the stockholder’s basis in its stock, will, except as described below, be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax may be enforced by a withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends.    Under FIRPTA, a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. stockholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a

non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains. A significant portion of our assets are USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Ordinary Dividends”), if (i) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (ii) the recipient non-U.S. stockholder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. Our common stock is currently, and we anticipate that it will continue to be, “regularly traded” on an established securities market. Although there can be no assurance, we anticipate that the Mandatory Convertible Preferred Stock also will be regularly traded on an established securities market.

Stock Distributions.    We may make distributions to holders of the Mandatory Convertible Preferred Stock that are paid in common stock. These distributions will generally be treated for U.S. federal income tax purposes as if the holder received a distribution of cash in an amount equal to the fair market value of the distributed common stock on the date of the distribution and thus would generally be subject to the rules described under “—Ordinary Dividends”, “—Non-Dividend Distributions” and “—Capital Gain Dividends.” If we are required to withhold an amount in excess of any cash distributed along with the common stock, we will retain and sell some of the common stock that would otherwise be distributed in order to satisfy our withholding obligations.

Adjustments to the Conversion Rate.    As described above under “—Taxation of U.S. Stockholders—Adjustments to the Conversion Rate,” adjustments to the conversion rate (or failure to make adjustments) that have the effect of increasing a non-U.S. stockholder’s proportionate interest in our assets or earnings may, in some circumstances, result in a deemed distribution to the non-U.S. stockholder that are taxed as described above under “—Ordinary Dividends”, “—Non-Dividend Distributions” and “—Capital Gain Dividends.” Any constructive dividend deemed paid to a non-U.S. stockholder will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by treaty. However, any constructive dividends that are effectively connected with the conduct of a trade or business by a non-U.S. stockholder within the United States will be taxed as described above under “—Ordinary Dividends.” Any withholding tax that we are required to pay on behalf of a non-U.S. stockholder will reduce future amounts otherwise payable to such stockholder.

Conversion into Common Stock.    As described above under “—Taxation of U.S. Stockholders—Conversion into Common Stock,” a non-U.S. stockholder will generally not recognize gain or loss in respect of the receipt of common stock upon the conversion of the Mandatory Convertible Preferred Stock, except that common stock received that is attributable to undeclared, accumulated and unpaid dividends or dividends in arrears, if any, will be treated in the manner described above under “—Ordinary Dividends”, “—Non-Dividend Distributions” and “—Capital Gain Dividends.”

Dispositions of Our Stock.    Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Subject to certain exceptions discussed below, our stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We expect that 50% or more of our assets will consist of USRPIs.

Even if the foregoing 50% test is met, however, our stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held, directly or indirectly, by non-U.S. stockholders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in the Code). As described above in “Description of Capital Stock—Ownership Limitations and Transfer Restrictions,” we have implemented restrictions designed to protect our status as a “domestically controlled qualified investment entity,” and we believe that we are and will continue to be a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, a non-U.S. stockholder’s sale of a class of our stock still will not be subject to tax under FIRPTA as a sale of a USRPI if (i) such class of stock is regularly traded on an established securities market and (ii) the selling non-U.S. stockholder held 10% or less of such class of stock any time during a prescribed testing period. Our common stock is currently, and we anticipate that it will continue to be, regularly traded on an established securities market. Although there can be no assurance, we anticipate that the Mandatory Convertible Preferred Stock also will be regularly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock (other than a conversion into common stock) that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 10% exception applicable to “regularly traded” stock described above), a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (a) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other shares of our stock within 30 days after such ex-dividend date.

Special FIRPTA Rules.    Recently enacted amendments to FIRPTA create certain exemptions from FIRPTA and otherwise modify the application of the foregoing FIRPTA rules for particular types of non-U.S. investors, including “qualified foreign pension funds” and their wholly owned foreign subsidiaries and certain widely held, publicly traded “qualified collective investment vehicles.” Non-U.S. stockholders are urged to consult their tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our stock.

Estate tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

Taxation of Tax-Exempt Stockholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our stock applicable to tax-exempt stockholders.

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of any dividends received from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test and (ii) either (a) one pension trust owns more than 25% of the value of our stock or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively own more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock.

Other Tax Considerations

Foreign Account Tax Compliance Act

Legislation enacted in 2010 and existing guidance issued thereunder requires withholding at a rate of 30% on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, our stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, our stock held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Our foreign subsidiaries most likely will be subject to foreign income taxation. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

UNDERWRITING

Under the terms and subject to the conditions set forth in the underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for which Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are acting as book-running managers and representatives (“representatives”), have severally agreed to purchase, and we have agreed to sell to them, the respective numbers of shares of Mandatory Convertible Preferred Stock set forth below:

Name	Number of Shares
Morgan Stanley & Co. LLC	356,090
Merrill Lynch, Pierce, Fenner & Smith Incorporated	356,090
J.P. Morgan Securities LLC	121,820
Barclays Capital Inc.	78,000
RBC Capital Markets, LLC	78,000
Citigroup Global Markets Inc.	60,000
Credit Agricole Securities (USA) Inc.	60,000
Mizuho Securities USA LLC	60,000
TD Securities (USA) LLC	60,000
Fifth Third Securities, Inc.	41,700
MUFG Securities Americas Inc.	41,700
PNC Capital Markets LLC	41,700
SG Americas Securities, LLC	41,700
SMBC Nikko Securities America, Inc.	41,700
SunTrust Robinson Humphrey, Inc.	41,700
Citizens Capital Markets, Inc.	9,900
Wells Fargo Securities, LLC	9,900

Total	1,500,000

The underwriters are offering the Mandatory Convertible Preferred Stock subject to their acceptance of Mandatory Convertible Preferred Stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Mandatory Convertible Preferred Stock are subject to, among other things, the approval of certain legal matters by their counsel and other conditions. The underwriters are obligated to take and pay for all the Mandatory Convertible Preferred Stock if any are taken. However, the underwriters are not required to take or pay for the Mandatory Convertible Preferred Stock covered by the underwriters’ option to purchase additional shares of the Mandatory Convertible Preferred Stock described below.

The underwriters initially propose to offer some of the shares of Mandatory Convertible Preferred Stock directly to the public at the public offering price shown on the cover page of this prospectus supplement and some of the shares of Mandatory Convertible Preferred Stock to certain dealers at that price less a concession not in excess of $15.00 per share. After the initial offering of the Mandatory Convertible Preferred Stock, the offering price and other selling terms of the Mandatory Convertible Preferred Stock may from time to time be varied by the underwriters.

We have granted the underwriters an option, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an aggregate of 150,000 additional shares of Mandatory Convertible Preferred Stock from us solely to cover overallotments, if any, at the public offering price listed on the cover page of this prospectus supplement, less the underwriting discount and less an amount per share equal to any dividends that are paid or payable by us on the Mandatory Convertible Preferred Stock reflected in the preceding table but that are not payable on the Mandatory Convertible Preferred Stock purchased on exercise of that option. To the extent the option is exercised, each underwriter will become obligated, subject to conditions, to purchase approximately the same percentage of the additional shares of Mandatory Convertible Preferred Stock being purchased as the number of shares of Mandatory Convertible Preferred Stock listed next to such underwriter’s name in the table above bears to the total number of shares of Mandatory Convertible Preferred Stock listed next to the names of all underwriters in such table.

The following table shows the per share and total public offering price of the Mandatory Convertible Preferred Stock, underwriting discount, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the option of the underwriters to purchase additional shares of Mandatory Convertible Preferred Stock described above.

		Total
	Per Share	No Exercise	Full Exercise
Price to the public	$1,000.00	$1,500,000,000	$1,650,000,000
Underwriting discount	$25.00	$37,500,000	$41,250,000
Proceeds to Crown Castle International Corp. (before expenses)	$975.00	$1,462,500,000	$1,608,750,000

We estimate that the expenses of this offering payable by us, excluding the underwriting discount, will be approximately $2.5 million.

Prior to this offering, there has been no public market for the Mandatory Convertible Preferred Stock. We intend to apply to have the Mandatory Convertible Preferred Stock listed on the New York Stock Exchange under the symbol “CCI-PRA”. If the application is approved, we expect trading of the Mandatory Convertible Preferred Stock on the New York Stock Exchange to begin within the 30-day period after the initial delivery of the Mandatory Convertible Preferred Stock. Our common stock is listed for trading on the New York Stock Exchange under the trading symbol “CCI”.

We have agreed that, without the prior written consent of the representatives, we will not, during the period ending 60 days after the date of this prospectus supplement:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our Mandatory Convertible Preferred Stock, common stock or any securities convertible into or exercisable or exchangeable for shares of our Mandatory Convertible Preferred Stock or common stock;

•

file any registration statement with the SEC relating to the offering of any shares of our Mandatory Convertible Preferred Stock or common stock or any securities convertible into or exercisable or exchangeable for shares of our Mandatory Convertible Preferred Stock or common stock; or

•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of our Mandatory Convertible Preferred Stock or common stock;

whether any transaction described above is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise. The restrictions described in the preceding sentence are subject to certain exceptions, including the Common Stock Offering.

The representatives, in their sole discretion, may release the Mandatory Convertible Preferred Stock, common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

In order to facilitate this offering of our Mandatory Convertible Preferred Stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of our Mandatory Convertible

Preferred Stock. Specifically, the underwriters may sell more shares of our Mandatory Convertible Preferred Stock than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares of our Mandatory Convertible Preferred Stock available for purchase by the underwriters under the underwriters’ option to purchase additional shares of our Mandatory Convertible Preferred Stock described above. The underwriters can close out a covered short sale by exercising that option or purchasing shares of our Mandatory Convertible Preferred Stock in the open market. In determining the source of Mandatory Convertible Preferred Stock to close out a covered short sale, the underwriters will consider, among other things, the open market price of Mandatory Convertible Preferred Stock compared to the price available under that option. The underwriters may also sell shares of our Mandatory Convertible Preferred Stock in excess of that option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares of our Mandatory Convertible Preferred Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Mandatory Convertible Preferred Stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of our Mandatory Convertible Preferred Stock in the open market to stabilize the price of our Mandatory Convertible Preferred Stock. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing our Mandatory Convertible Preferred Stock in this offering if the syndicate repurchases previously distributed shares of our Mandatory Convertible Preferred Stock to cover syndicate short positions or to stabilize the price of our Mandatory Convertible Preferred Stock. These activities may raise or maintain the market price of our Mandatory Convertible Preferred Stock above independent market levels or prevent or retard a decline in the market price of our Mandatory Convertible Preferred Stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the underwriters or their affiliates have provided and may in the future continue to provide investment banking, commercial banking, financial advisory and other financial services to us and our subsidiaries for which they have received and may in the future receive compensation. In that regard, certain of the underwriters or their respective affiliates are lenders under the existing credit agreement and affiliates of certain underwriters serve other roles under the existing credit agreement. Certain of the underwriters may also hold other of our debt, including our senior notes. Accordingly, to the extent the underwriters hold any of our debt, they may receive a portion of the net proceeds of this offering to the extent used to repay indebtedness. Affiliates of the underwriters have also entered into a commitment to act as lenders under the Bridge Facility Commitment described under “Description of Indebtedness.” In addition, the underwriters are acting as underwriters in connection with the Common Stock Offering and may act as underwriters or in other roles in connection with the Debt Financing. In addition, certain underwriters or their affiliates have acted as sales agents on our registered at-the-market offering filed in August 2015.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments of ours or our subsidiaries. Certain of the underwriters or their affiliates that have lending relationships with us or our subsidiaries, may also choose to hedge their credit exposure to us or our subsidiaries, as the case may be, consistent with their customary risk management policies. Typically those underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in securities of ours or our subsidiaries, including potentially the

Mandatory Convertible Preferred Stock offered hereby and our common stock. Any such credit default swaps or short positions could adversely affect future trading prices of the Mandatory Convertible Preferred Stock offered hereby and our common stock. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of our securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (“DIFC”), this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

This prospectus supplement:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the shares of the Mandatory Convertible Preferred Stock will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, will act as counsel for the underwriters. Each of Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, and Cravath, Swaine & Moore LLP, New York, New York, has acted as Tax Counsel to us in connection with this offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of LTS Group Holdings LLC and subsidiary as of and for the year ended December 31, 2016, incorporated in this prospectus supplement by reference to the Current Report on Form 8-K, dated July 19, 2017, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available through the investor relations section of our website at http://investor.crowncastle.com. Except for documents incorporated by reference into this prospectus supplement and the accompanying prospectus as described below, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus supplement or the accompanying prospectus, and no such information should be considered as part of this prospectus supplement or the accompanying prospectus.

We are “incorporating by reference” into this prospectus supplement and the accompanying prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of the securities covered by this prospectus supplement (other than information furnished under Item 2.02 or 7.01 (including any related exhibit under Item 9.01) of any Form 8-K, which is not deemed filed under the Exchange Act). This prospectus supplement and the accompanying prospectus are part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus supplement and the accompanying prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2017;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed April 3, 2017, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•

our Current Reports on Form 8-K filed February 2, 2017, February 13, 2017, February 23, 2017, April 17, 2017, May 1, 2017, May 18, 2017 (solely with respect to Item 5.07), June 26, 2017 and July 19, 2017 relating to the proposed Lightower Acquisition (solely with respect to Items 1.01, 8.01 and 9.01 (other than Exhibit 99.1)); and

•

the description of our capital stock contained in Exhibit 4.1 to our Current Report on Form 8-K filed December 16, 2014, and any subsequent amendments and reports filed for the purpose of updating that description.

We will provide to each person, including any beneficial owner of shares of our capital stock, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement and the accompanying prospectus by reference. You can request copies of such documents if you write or call us at the following address or telephone number: Investor Relations, Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, Texas 77057, (713) 570-3000, or you may visit the investor relations section of our website at http://investor.crowncastle.com for copies of any such document. Except as stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus supplement or the accompanying prospectus, and no such information should be considered a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular prospectus supplement. The descriptions of these agreements contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

PROSPECTUS

CROWN CASTLE INTERNATIONAL CORP.

Debt Securities

Preferred Stock

Common Stock

Warrants

The securities covered by this prospectus may be sold from time to time by Crown Castle International Corp. In addition, selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as are set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holder.

When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.

Our common stock is traded on the New York Stock Exchange under the symbol “CCI.”

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution” on page 27. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under the shelf registration process, we, or certain of our security holders, may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we or a selling security holder may offer. Each time we, or, under certain circumstances, our security holders, sell securities in a manner not described herein, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

In this prospectus, unless otherwise indicated or the context otherwise requires, the terms “Crown Castle,” “we,” “our,” “our company,” “the Company” and “us” refer to Crown Castle International Corp., a Delaware corporation, whose shares of common stock are publicly traded on the New York Stock Exchange under the symbol “CCI,” and its subsidiaries on a consolidated basis.

References to “securities” include any security that we or our security holders might sell under this prospectus or any prospectus supplement.

We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and the sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

THE COMPANY

We own, operate and lease shared wireless infrastructure, including: (1) towers and other structures, such as rooftops (collectively, “towers”), and to a lesser extent, (2) distributed antenna systems, a type of small cell network, and (3) interests in land under third party towers in various forms (collectively, “wireless infrastructure”). As of December 31, 2014, we owned, leased or managed approximately 40,000 towers in the United States, including Puerto Rico (collectively, “U.S.”), and approximately 1,800 towers in Australia. As of December 31, 2014, we owned, including fee interests and perpetual easements, land and other property interests (collectively, “land”) on which approximately one-third of our site rental gross margin is derived, and we leased, subleased, managed or licensed the land interests on which approximately two-thirds of our site rental gross margin is derived. Our customers include many of the world’s major wireless communication services companies, including AT&T, Sprint, T-Mobile and Verizon Wireless.

Our core business is providing access, including space or capacity, to our wireless infrastructure via long-term contracts in various forms, including license, sublease and lease agreements. Our wireless infrastructure can accommodate multiple tenants for antennas or other equipment necessary for the transmission of signals for wireless communication devices. We seek to increase our site rental revenues by adding more tenants on our wireless infrastructure, which we expect to result in significant incremental cash flows due to our relatively fixed operating costs. Site rental revenues represented approximately 81% of our consolidated net revenues and site rental gross margin represented approximately 88% of our consolidated gross margin for the year ended December 31, 2014.

Our tower portfolios consist primarily of towers in various metropolitan areas. As of December 31, 2014, approximately 56% and 71% of our towers in the U.S. were located in the 50 and 100 largest U.S. basic trading areas, respectively, with a significant presence in each of the top 100 U.S. basic trading areas.

As part of our effort to provide comprehensive wireless infrastructure solutions, we offer certain network services relating to our wireless infrastructure, predominately consisting of (1) installation of tenant equipment or subsequent augmentation and (2) the following additional site development services: site acquisition, architectural and engineering or zoning and permitting.

Our principal executive offices are located at 1220 Augusta Drive, Suite 600, Houston, Texas 77057, and our telephone number is (713) 570-3000. We maintain an internet website at www.crowncastle.com. The information contained in or connected to our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by Crown Castle described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference in this prospectus include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for our stock and other matters. Statements contained in or incorporated by reference in this prospectus that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (“Securities Act”). These forward-looking statements, including those relating to future business prospects, revenues and income, wherever they occur in this prospectus or documents incorporated by reference in this prospectus, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various risks, uncertainties, assumptions and other important factors, including those set forth in or incorporated by reference in this prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include those factors described in the sections entitled “Risk Factors” on page 3 of this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

Words such as “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe,” “expect,” “likely,” “predicted,” any variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and the documents incorporated by reference herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of the documents incorporated by reference herein. Readers also should understand that it is not possible to predict or identify all such factors and that the risk factors as listed in our filings with the SEC should not be considered a complete statement of all potential risks and uncertainties. Readers should also realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from our projections. We undertake no obligation to update any forward-looking statements as a result of future events or developments. As used herein, the term “including” means “including without limitation.” The use of the word “or” herein is not exclusive.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, repayment of indebtedness, the financing of possible acquisitions and investments or for such other purposes as may be specified in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder to be named in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND DIVIDENDS ON PREFERRED STOCK AND LOSSES ON PURCHASES OF PREFERRED STOCK

The following table sets forth our ratio of earnings to fixed charges, the (deficiency) excess of our earnings to cover fixed charges, our ratio of earnings to combined fixed charges and dividends on preferred stock and losses on purchases of preferred stock and the (deficiency) excess of our earnings to cover fixed charges and preferred stock dividends and losses on purchases of preferred stock for the periods indicated.

	Year Ended December 31,
	2010	2011	2012	2013	2014
	(dollars in thousands)

Ratio of Earnings to Fixed Charges	—	1.3	1.1	1.4	1.5
(Deficiency) Excess of Earnings to Cover Fixed Charges	$ (338,105)	$179,542	$98,492	$290,697	$385,149
Ratio of Earnings to Combined Fixed Charges and Dividends on Preferred Stock and Losses on Purchases of Preferred Stock	—	1.2	1.1	1.4	1.4
(Deficiency) Excess of Earnings to Cover Fixed Charges and Preferred Stock Dividends and Losses on Purchases of Preferred Stock	$ (358,911)	$156,602	$95,863	$279,334	$341,161

For purposes of computing the ratios of earnings to fixed charges and earnings to combined fixed charges and dividends on preferred stock and losses on purchases of preferred stock, earnings represent income (loss) before income taxes and fixed charges less interest capitalized. Fixed charges consist of interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness, interest capitalized and the interest component of operating lease expense.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description. As used in this section, “we,” “our” and “us” refer only to Crown Castle International Corp. and not to its consolidated subsidiaries.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of Crown Castle. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and The Bank of New York Mellon Trust Company, N.A., as trustee, or another trustee named in the prospectus supplement. A copy of the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below.

General

The debt securities represent direct, general obligations of Crown Castle and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

•	may be issued in one or more series with the same or various maturities;

•	may be issued at a price of 100% of their principal amount or at a premium or discount;

•	may be issued in registered or bearer form and certificated or uncertificated form; and

•	may be represented by one or more global notes registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. The debt securities may be issued in one or more series as we may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

•	the title of the debt securities of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

•	the price or prices of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

•	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the interest payment dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the currency or currencies in which debt securities of the series shall be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) or the principal New York office of the trustee (in the case of securities in bearer form), where the principal, premium and interest with respect to debt securities of the series shall be payable or the method of such payment, if by wire transfer, mail or other means;

•	the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•	if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series shall be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

•	the obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, other debt securities or warrants for common stock, preferred stock, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

•	if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

•	if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•	any changes or additions to the provisions of the indenture dealing with defeasance;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), are applicable and any corresponding changes to provisions of the indenture as then in effect;

•	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

•	if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

•	any trustee, authenticating or paying agent, transfer agent or registrar;

•	the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

•	the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

•	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee; and

•	any other terms of the debt securities of the series (which terms shall not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

•	securities in bearer form;

•	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

•	debt securities with respect to which principal or interest is payable in a foreign or composite currency;

•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, or original issue discount debt securities; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States or at the office of the trustee or the trustee’s agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest shall have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary, referred to as participants. Such accounts shall be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.

Payments of principal, premium, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

•	any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

•	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities or any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement. See “—Limitations on Issuance of Securities in Bearer Form” below.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we shall appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee, and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued will generally be issued:

•	as securities in registered form in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof if the debt securities are issuable as securities in registered form;

•	as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

•	as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.

Events of Default

Each of the following constitutes an event of default under the indenture with respect to any series of debt securities:

•	default in payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

•	failure to pay interest on the debt securities of that series within 30 days of the due date;

•	failure to comply with the obligations described under “—Mergers and Sales of Assets” below;

•	failure to comply for 60 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

•	certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

A default under the fourth clause above will not constitute an event of default until the trustee or the holders of 25% in principal amount of the outstanding debt securities notify us of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, premium, if any, and accrued interest on the debt securities of that series shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may, on behalf of the holders of all of such series of debt securities, waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

•	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must mail to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

Modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby,

•	make any change to the percentage of principal amount of debt securities of any series the holders of which must consent to an amendment;

•	reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods, of any debt security;

•	make any debt security payable in money or securities other than that stated in such debt security;

•	make any change that adversely affects such holder’s right to require us to purchase a debt security, if any;

•	impair the right to institute suit for the enforcement of any payment with respect to the debt securities;

•	in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

•	except as provided under “—Satisfaction and Discharge of the Indenture; Defeasance,” release any security that may have been granted with respect to the debt securities; or

•	waive a default in payment of principal of, premium, if any, or interest on the debt securities of a series or modify any provisions of the indenture relating to modification or amendment thereof.

Without the consent of any holder, we and the trustee may amend the indenture, any supplemental indenture and any series of debt securities for one or more of the following purposes:

•	to evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations in the indenture and in the debt securities;

•	to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our boards of directors shall consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default);

•	to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect in any material respect the interests of any holders of debt securities of any series;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•

to add to or change any of the provisions of the indenture to provide that securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to securities in registered form or of principal, premium or interest with respect to securities in bearer form; or to permit securities in registered form to be exchanged for securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

•	in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

•	to add guarantees with respect to the debt securities or to secure the debt securities;

•	to make any change that does not adversely affect the rights of any holder;

•	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (a) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (b) become effective only when there is no such debt security outstanding;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

•	to establish the form or terms of debt securities and coupons of any series, as described under “—General” above.

Mergers and Sales of Assets

The indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to another person, unless among other items: (a) the resulting, surviving or transferee person (if other than us) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes, by supplemental indenture, all of our obligations under all of the debt securities and the indenture; (b) we or such successor person shall not immediately thereafter be in default under the indenture; and (c) we shall have provided the trustee with an opinion of counsel and officer’s certificate confirming compliance with the indenture. Upon the assumption of our obligations by such a person in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under all debt securities and the indenture (except in the case of a lease).

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture shall generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we shall have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we shall also pay or cause to be paid all other sums payable under the indenture by us).

In addition, we shall have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default.

If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following descriptions set forth certain general terms of our common stock, our 4.50% Mandatory Convertible Preferred Stock, Series A (“Convertible Preferred Stock”), and our authorized but unissued preferred stock. While we believe that the following description covers the material terms of our capital stock, the descriptions may not contain all of the information that is important to you. The descriptions set forth below are not complete and are subject to, and qualified in their entirety by, our restated certificate of incorporation (including the Certificate of Designations of Convertible Preferred Stock incorporated therein as Exhibit I, the “Charter”), our amended and restated by-laws (“By-laws”), the Delaware General Corporation Law (“DGCL”), and, for any other series of preferred stock, the certificate of designations relating to such particular series of preferred stock. The particular terms of any series of preferred stock offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to that series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. Copies of the Charter and the By-laws have been filed as exhibits to the registration statement of which this prospectus forms a part. You are urged to read the Charter and the By-laws in their entirety.

Authorized Capital

Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of March 23, 2015, there were 333,761,959 shares of our common stock outstanding and 9,775,000 shares of our Convertible Preferred Stock outstanding. A description of the terms of our Convertible Preferred Stock is set forth in the description of our capital stock contained in Exhibit 4.1 to our Current Report on Form 8-K filed on December 16, 2014, which is incorporated by reference herein.

Our common stock is listed for trading on the New York Stock Exchange under the trading symbol “CCI” and our Convertible Preferred Stock is listed for trading on the New York Stock Exchange under the trading symbol “CCI-PRA.”

Common Stock

Voting Rights

Each share of common stock is entitled to one vote. The common stock votes together as a single class on all matters presented for a vote of the stockholders, except as provided under the DGCL. See also “—Certificate of Incorporation and By-laws—Amendment to Declassify Our Board of Directors and Related Provisions” below.

Dividends and Liquidation Rights

Each share of common stock is entitled to receive dividends if, as and when declared by our board of directors out of funds legally available for that purpose, subject to certain rights of holders of preferred stock, including the rights of holders of Convertible Preferred Stock. In the event of our voluntary or involuntary liquidation, dissolution or winding up, after satisfaction of amounts payable to our creditors and distribution of any preferential amounts to the holders of outstanding preferred stock, including Convertible Preferred Stock, holders of common stock are entitled to share ratably in the assets available for distribution to the stockholders.

Other Provisions

The holders of our common stock have no preemptive, subscription or redemption rights and are not entitled to the benefit of any sinking fund. All outstanding shares of common stock are validly issued, fully paid and nonassessable. Under the DGCL, stockholders generally are not personally liable for a corporation’s acts or debts.

Preferred Stock

Under the Charter, our board of directors is authorized, without further stockholder action, to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, in one or more series by filing a certificate of designations with the Secretary of State of the State of Delaware. Such certificate of designations may set forth the designations, powers, preferences and rights of the shares of each such series of preferred stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the redemption provisions, if any, the amount payable in the event of our voluntary or involuntary liquidation, winding-up or dissolution, the terms and conditions, if any, of conversion and the voting rights. We have filed a certificate of designations with the Secretary of State of the State of Delaware to create the Convertible Preferred Stock described above.

Certificate of Incorporation and By-laws

Stockholders’ rights and related matters are governed by the DGCL, the Charter and the By-laws. Certain provisions of the Charter and the By-laws, descriptions of which are summarized or otherwise incorporated within this prospectus, may have the effect, either alone or in combination with each other, of discouraging or making more difficult a tender offer or takeover attempt that is opposed by our board of directors but that a stockholder might consider to be in its best interest. Such provisions may also adversely affect prevailing market prices for our capital stock. We believe that such provisions are necessary to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in our best interests and those of our stockholders.

Amendment to Declassify Our Board of Directors and Related Provisions

On December 15, 2014, in connection with adopting certain provisions in our Charter relating to our qualification as a real estate investment trust (“REIT”), we completed a merger, whereby our predecessor company that was then named Crown Castle International Corp. (“Predecessor Registrant”) was merged with and into us and we continued as the surviving entity. On May 23, 2013, at the annual meeting of stockholders of the Predecessor Registrant, its stockholders approved an amendment to Article VII of the Amended and Restated Certificate of Incorporation of the Predecessor Registrant (“Predecessor Charter”) to declassify its board of directors and provide for the annual election of directors. Pursuant to the amendment, such declassification began phasing in commencing with the 2014 annual meeting of stockholders and would have resulted in its board of directors being fully declassified (and all members of the board of directors standing for annual elections) commencing with the 2016 annual meeting of stockholders. The Predecessor Charter amendment became effective upon the filing of a Certificate of Amendment of the Predecessor Charter with the Secretary of State of the State of Delaware on May 24, 2013. The Charter contains substantially identical phasing in provisions with respect to a declassified board of directors and, as such, our board of directors will be fully declassified commencing with the 2016 annual meeting of stockholders.

The Charter provides that any director, except for directors who may be elected by the holders of any series of preferred stock, may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class. However, any director serving in a class of directors elected for a term expiring at the third annual meeting of stockholders following the election of such class of directors may be removed only for cause by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class. “Voting Stock” is defined in the Charter as the outstanding shares of our capital stock entitled to vote in a general vote of our stockholders as a single class with shares of our common stock.

No Stockholder Action by Written Consent; Special Meeting

The Charter prohibits stockholders from taking action by written consent in lieu of an annual or special meeting, and, thus, stockholders may only take action at an annual or special meeting called in accordance with the By-laws. The By-laws provide that special meetings of stockholders may only be called (a) by our secretary, chief executive officer or president at the direction of our board of directors pursuant to a resolution adopted by the board or (b) by the chief executive officer.

These provisions could have the effect of delaying consideration of a stockholder proposal until the next annual meeting. These provisions would also prevent the holders of a majority of the voting power of our capital stock entitled to vote from unilaterally using the written consent procedure to take stockholder action.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The By-laws establish advance notice procedures for stockholder proposals and the nomination, other than by or at the direction of the board of directors, of candidates for election as directors. These procedures provide that the notice of stockholder proposals and stockholder nominations for the election of directors at an annual meeting must be in writing and received by our secretary at least 90 days but not more than 120 days prior to the first anniversary of our preceding year’s annual meeting. However, if the date of our annual meeting is more than 30 days earlier than, or more than 90 days later than, the anniversary date of our preceding year’s annual meeting, notice by a stockholder will be considered timely if it is delivered not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of the annual meeting was made. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee.

By requiring advance notice of nominations by stockholders, these procedures afford our board of directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders about these qualifications. By requiring advance notice of other proposed business, these procedures provide our board of directors with an opportunity to inform stockholders of any business proposed to be conducted at a meeting, together with any recommendations as to the board of directors’ position on action to be taken on such business. This should allow stockholders to better decide whether to attend a meeting or to grant a proxy for the disposition of any such business.

Dilution

The Charter provides that our board of directors is authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders to purchase from us shares of stock or other securities of us or of any other corporation. Our board of directors is authorized to issue these rights even though the creation and issuance of these rights could have the effect of discouraging third parties from seeking, or impairing their right to seek, to:

•	acquire a significant portion of our outstanding securities;

•	engage in any transaction which might result in a change of control of the corporation; or

•	enter into any agreement, arrangement or understanding with another party to accomplish these transactions or for the purpose of acquiring, holding, voting or disposing of any of our securities.

Amendments

The Charter and the By-laws provide that we may amend, alter, change or repeal any provision contained in the Charter or a preferred stock designation. However, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class, is required to amend, repeal or adopt any provision inconsistent with certain provisions of the Charter, including the provisions discussed above relating to the issuance of stockholder rights, prohibiting stockholder action by written consent and prohibiting the calling of special meetings by stockholders.

The By-laws may be amended by either the holders of 80% of the voting power of the voting stock or by the majority of the board, but the board may alter, amend or repeal or adopt new by-laws in conflict with certain of the By-law provisions only by a two-thirds vote of the entire board.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL which generally prohibit certain transactions between a Delaware corporation and an interested stockholder for a period of three years after the date such interested stockholder acquired its stock, unless:

•	the business combination is approved by the corporation’s board of directors prior to the date the interested stockholder acquired shares;

•	the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock owned by disinterested stockholders at an annual or special meeting.

A business combination is defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value of 10% or more of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Exclusive Forum

The By-laws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our current or past directors, officers or other employees to us or any of our stockholders (including any beneficial owner of our stock), (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Charter or the By-Laws and (d) any action asserting a claim governed by the internal affairs doctrine, will, to the fullest extent permitted by law, be the United States District Court for the Southern District of Texas in Harris County, Texas or, if such court lacks jurisdiction, any Texas District Court in Harris County, Texas or, if such court lacks jurisdiction, the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any state or federal court in the state of Delaware that has jurisdiction. The By-laws also provide that any person (including any entity) purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and consented to the exclusive forum provisions in the By-laws.

Limitations of Directors’ Liability

The Charter provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

The effect of these provisions is to eliminate our rights and the rights of our stockholders (through stockholders’ derivatives suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions do not limit the liability of directors under federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care.

Ownership Limitations and Transfer Restrictions

To facilitate our continued qualification as a REIT under the Internal Revenue Code of 1986, as amended (“Code”), the Charter contains ownership limitations and transfer restrictions on our capital stock. These ownership limitations and transfer restrictions could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our capital stock or otherwise be in the best interest of our stockholders. All certificates representing shares of capital stock bear a legend describing such ownership limitations and transfer restrictions.

In order for us to continue to satisfy the requirements for REIT qualification, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made). To satisfy these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, the Charter contains provisions limiting the ownership and restricting the transfer of shares of our capital stock.

The relevant section of the Charter provides that, among other things and subject to certain exceptions described below, no person (as defined in the Charter) may beneficially or constructively own, or be deemed to beneficially or constructively own by virtue of the attribution provisions of the Code, more than 9.8%, by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock (which restriction we refer to as the “common stock ownership limit”), or 9.8% in aggregate value of the outstanding shares of all classes and series of our capital stock, including our common stock and Convertible Preferred Stock (which restriction we refer to as the “aggregate stock ownership limit”).

The applicable constructive ownership rules under the Code are complex and may cause capital stock owned actually or constructively by a group of related individuals or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.8% in value of our outstanding capital stock or less than 9.8% in value or number of our outstanding shares of common stock (including through the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of our outstanding capital stock or 9.8% in value or number of our outstanding shares of common stock. The number and value of our outstanding shares of capital stock (or any class or series thereof) beneficially or constructively owned by any individual or entity shall be determined by our board of directors, whose determination shall be binding and conclusive.

Our board of directors, in its sole discretion, may (prospectively or retroactively) exempt a person from the aggregate stock ownership limit and common stock ownership limit described above and may establish different limits on ownership for any such person (which we refer to as an “excepted holder limit”) and may (prospectively or retroactively) increase any excepted holder limit with respect to any person. However, our board of directors may not exempt any person or increase an excepted holder limit for any person whose ownership of outstanding capital stock would violate the other provisions on transferability and ownership set forth in the Charter and described below. In order to be considered by our board of directors for an exemption from the aggregate stock ownership limit and common stock ownership limit or for an increase in an excepted holder limit, a person must make such representations and undertakings as our board of directors determines are reasonably necessary to determine that no person’s beneficial or constructive ownership of our capital stock will violate the other provisions on transferability and ownership set forth in the Charter and described below, and that such person does not and will not own, actually or constructively, an interest in a tenant of ours that would cause us to own, actually or constructively, more than a 9.9% interest in such tenant. As a condition to such exemption or such increase in an excepted holder limit, our board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of directors and may impose such other conditions or restrictions as it deems necessary, appropriate or desirable in connection with granting such exemption or such increase in an excepted holder limit.

Our board of directors, in its sole discretion, may also increase or decrease the aggregate stock ownership limit and common stock ownership limit for all stockholders, provided that the new ownership limits would not allow five or fewer persons to beneficially own more than 49.9% of the value of our outstanding capital stock. A reduced aggregate stock ownership limit and common stock ownership limit will not apply to any person whose percentage ownership of our capital stock or our common stock, as applicable, is in excess of such decreased ownership limit, until such time as such person’s percentage ownership of our capital stock or our common stock, as applicable, equals or falls below such decreased ownership limit. However, until such time as such person’s percentage ownership of our capital stock or our common stock, as applicable, falls below such decreased ownership limit any further acquisition of our capital stock or our common stock, as applicable, will be in violation of the decreased ownership limit.

The Charter further prohibits:

•	any person from beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year);

•	any person from beneficially or constructively owning shares of our capital stock to the extent that such beneficial or constructive ownership would otherwise result in our failing to qualify as a REIT (including, but not limited to, beneficial ownership or constructive ownership that would result in our actually owning or constructively owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code);

•	any person from beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership could result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code; and

•	any person from transferring shares of our capital stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

The foregoing provisions on transferability and ownership, including the aggregate stock ownership limit and common stock ownership limit, will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate the aggregate stock ownership limit and common stock ownership limit or any of the other foregoing restrictions on transferability and ownership will be required to give written notice to us immediately (or, in the case of a proposed or attempted transaction, written notice at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT and to ensure compliance with the aggregate stock ownership limit and common stock ownership limit.

Pursuant to the Charter, if there is any purported transfer of our capital stock or other event or change of circumstances that, if effective, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our capital stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the “purported transferee.” No purported transferee shall acquire any rights in such shares and any dividend or other distribution paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in the Charter, then the transfer of the excess shares will be automatically void and of no force or effect.

Shares of our capital stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price on the day of such event and (ii) the market price of the shares on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. We may reduce the amount payable to the purported transferee by the amount of dividends or other distributions that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. We shall pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee and any dividends or other distributions held by the trustee shall be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any dividends or other distributions that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions held by the trustee with respect to such capital stock. In addition, if prior to discovery by us that shares of our capital stock have been transferred to a trust, such shares of capital stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount shall be paid to the trustee upon demand and immediately paid to the charitable beneficiary. The purported transferee will have no rights in the shares held by the trustee.

The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to the DGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our capital stock set forth in the Charter, our board of directors may take such action as it deems necessary, appropriate or desirable to refuse to give effect to or to prevent such violation, including causing us to redeem shares of our capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Within 30 days after the end of each taxable year, every owner of more than 5% (or such lower percentage as required by the Code or the Treasury regulations thereunder) of the outstanding shares of our capital stock must provide us written notice of the person’s name and address, the number of shares of each class and series of our capital stock that such person beneficially or constructively owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial or constructive ownership on our qualification as a REIT and to ensure compliance with the aggregate stock ownership limit and common stock ownership limit. In addition, each beneficial or constructive owner of our capital stock, and any person (including the stockholder of record) who is holding shares of our capital stock for a beneficial or constructive owner will, upon demand, be required to provide us with such information as we may request in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the aggregate stock ownership limit and common stock ownership limit.

Transfer Agent and Registrar

Computershare Inc. is the transfer agent and registrar for the Company’s common stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

The prospectus supplement relating to a particular issue of warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the securities purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property) and the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures, and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling stockholder. We or any selling stockholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.

In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements, the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Crown Castle International Corp., incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, and the audited historical Statement of Revenue and Certain Expenses of T3 Sites (a component of T-Mobile USA, Inc.) included in Exhibit 99.1 of the Crown Castle International Corp. Current Report on Form 8-K/A dated December 21, 2012, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The Statement of Revenues and Certain Expenses of Tower Sites (a component of AT&T Inc.) for the year ended December 31, 2012 included in Exhibit 99.1 of the Crown Castle International Corp. Current Report on Form 8-K/A dated January 17, 2014 has been incorporated herein by reference in reliance upon the report of Ernst & Young LLP, independent auditors, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available through the investor relations section of our website at http://investor.crowncastle.com. Except for documents incorporated by reference into this prospectus as described below, no information in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered as part of this prospectus.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings of all of the securities covered by this prospectus (other than information furnished under Items 2.02 or 7.01 of any Form 8-K or Rule 406T of Regulation S-T, which is not deemed filed under the Exchange Act). This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	our Definitive Proxy Statement filed April 7, 2014;

•	our Current Reports on Form 8-K filed December 3, 2012 (relating to Items 2.01 and 9.01) (as amended by Amendment No. 1 to such Form 8-K, filed on Form 8-K/A, on December 21, 2012), December 16, 2013 (relating to Items 2.01 and 9.01) (as amended by Amendment No. 1 to such Form 8-K, filed on Form 8-K/A, on January 21, 2014), January 22, 2015, February 3, 2015 and February 19, 2015; and

•	the description of our capital stock contained in Exhibit 4.1 to our Current Report on Form 8-K filed December 16, 2014, and any subsequent amendments and reports filed for the purpose of updating that description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference in this prospectus. You can request copies of such documents if you write or call us at the following address or telephone number: Investor Relations, Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, Texas 77057, (713) 570-3000, or you may visit the investor relations section of our website at http://investor.crowncastle.com for copies of any such document.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

1,500,000 Shares

Crown Castle International Corp.

6.875% Mandatory Convertible Preferred Stock, Series A

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers:

Morgan Stanley	BofA Merrill Lynch	J.P. Morgan

Barclays	RBC Capital Markets

Senior Co-Managers:

Citigroup	Credit Agricole CIB	Mizuho Securities	TD Securities

Co-Managers:

Fifth Third Securities	MUFG	PNC Capital Markets LLC
SOCIETE GENERALE	SMBC Nikko	SunTrust Robinson Humphrey

Citizens Capital Markets	Wells Fargo Securities

July 21, 2017